UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.        )

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VIRTUS INVESTMENT PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Pearl Street, Hartford, Connecticut 06103

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Time, Date and Place:	10:30 A.M. EDT, Tuesday, May 15, 2018 at the Company’s offices, 100 Pearl Street, 2nd Floor, Hartford, Connecticut.

Date of Mailing:	This Notice of Annual Meeting and Proxy Statement is first being mailed and/or made available to shareholders of record of Virtus Investment Partners, Inc. on or about April 5, 2018.

Items of Business:

1.	To elect three Class I directors nominated by our Board of Directors and named in the Proxy Statement, each to hold office for a three-year term expiring at the 2021 annual meeting of shareholders or upon his or her successor being elected and qualified;

2.	To ratify the Audit Committee’s appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

4.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders Eligible to Vote:

The Company’s Board of Directors has fixed the close of business on March 22, 2018 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at the 2018 Annual Meeting of Shareholders or any adjournments or postponements thereof.

Proxy Voting and Internet Availability of Proxy Materials:

We are primarily furnishing proxy materials to our shareholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, certain of our shareholders will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and our 2017 Annual Report over the Internet, instructions on how to vote your shares as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

The Proxy Statement and the 2017 Annual Report and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online at http://www.proxyvote.com

It is important that your shares be represented and voted at the meeting.

You may vote your shares by voting on the Internet, by telephone,

in person at the meeting, or by completing and returning a proxy card.

By Order of the Board of Directors,

/s/ MARK S. FLYNN

MARK S. FLYNN

SECRETARY

APRIL 5, 2018

HARTFORD, CONNECTICUT

i

GENERAL INFORMATION

ABOUT THIS PROXY STATEMENT AND THE 2018 ANNUAL MEETING

Why am I receiving these proxy materials?

These proxy materials are being provided to the shareholders of Virtus Investment Partners, Inc., a Delaware corporation (“Virtus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at our 2018 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof, to be held Tuesday, May 15, 2018 at 10:30 A.M. EDT at the Company’s offices, 100 Pearl Street, 2nd Floor, Hartford, Connecticut. The Notice of Annual Meeting, Proxy Statement and voting instructions, together with our 2017 Annual Report, will be mailed and/or made available to each shareholder entitled to vote starting on or about April 5, 2018.

Shareholders are invited to attend the Annual Meeting and are entitled and requested to vote on the matters set forth in the Notice of Annual Meeting, as described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials over the Internet instead of mailing a full set of printed proxy materials to certain of our shareholders. Accordingly, on or about April 5, 2018, we are mailing or delivering electronically to certain of our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet and vote or, alternatively, how to request that a copy of the proxy materials be sent to them by mail.

Who is entitled to vote and how many votes are needed to approve the proposals?

Only holders of record of our common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 22, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record of our Common Stock as of the Record Date will be entitled to one vote for each share of Common Stock held. As of the Record Date, there were 7,217,443 shares of our Common Stock outstanding and entitled to vote. Holders of the Company’s 7.25% Series D Mandatory Convertible Preferred stock are not entitled to vote on any of the matters as described in this Proxy Statement. A list of all shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting at our offices at 100 Pearl Street, Hartford, CT for the ten-day period immediately preceding the Annual Meeting. At the Annual Meeting, our common shareholders will be asked to consider and vote upon the following matters:

1.	Election of directors

We are asking shareholders to vote upon the election of the three directors recommended for nomination by our Governance Committee and nominated by our Board for the three Class I director seats, each to hold office for a three-year term expiring at the 2021 Annual Meeting of Shareholders or upon his or her successor being elected and qualified, or until his or her earlier resignation, retirement, death, disqualification or removal. Information concerning the Class I director nominees is provided below under the heading “PROPOSALS REQUIRING YOUR VOTE – ITEM 1 – ELECTION OF DIRECTORS.” A plurality of the affirmative votes cast by shareholders present in person or represented by proxy and entitled to vote is required for the election of each such director nominee. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted. That said, any director nominee who receives a greater number of votes “withheld” than votes “for” such director nominee’s election is required to promptly tender his or her resignation, subject to acceptance by the Board, in accordance with our Bylaws. The Board’s decision, which will not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, will be promptly disclosed in a public announcement. There is no cumulative voting in the election of directors.

2.	Ratification of the Audit Committee’s appointment of the independent registered public accounting firm

Ratification of the Audit Committee’s appointment of the independent registered public accounting firm for 2018 requires that a majority of the votes represented at the Annual Meeting, in person or by proxy, be voted “FOR” the proposal. You may vote FOR, AGAINST or ABSTAIN on this matter. If you vote to “ABSTAIN” with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote “AGAINST” the proposal. The ratification of the Audit Committee’s appointment of the independent registered public accounting firm is considered a routine matter for which a bank, broker or other holder of record will have discretionary authority to vote on behalf of the beneficial owners of shares held by the bank, broker or other holder, even in the absence of specific instructions from the beneficial owner.

3.	Approval by an advisory vote of the compensation of our named executive officers, as disclosed in the Proxy Statement

Approval by an advisory vote of the compensation of our named executive officers is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The affirmative vote of a majority of the votes represented at the Annual Meeting, in person or by proxy, is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this Proxy Statement. You may vote FOR, AGAINST or ABSTAIN on this matter. If you vote to “ABSTAIN” with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will also have the same effect as a vote “AGAINST” the proposal. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of this vote and will take it into consideration when making future decisions regarding executive compensation.

What are the voting recommendations of the Company’s Board of Directors?

The Board of Directors recommends that shareholders vote:

•	“FOR” the election of the Board’s director nominees named in this Proxy Statement;

•	“FOR” the ratification of the Audit Committee’s appointment of the independent registered public accounting firm for 2018; and

•	“FOR” the approval, on an advisory basis, of our named executive officer compensation.

How many votes are required to conduct the Annual Meeting?

The presence at the meeting, in person or represented by proxy, of the holders of record of one-third of the shares entitled to vote on any matter at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. You will be counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the Internet, telephone or mail. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum at the meeting. If a quorum is not present, we will adjourn the annual meeting until a quorum is obtained.

How are votes counted?

A representative from Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, will serve as the inspector of elections for the Annual Meeting and will tabulate the votes for each proposal.

How do I vote?

Whether you hold your shares directly as a shareholder of record, or beneficially in street name, you may vote your shares without attending the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the “shareholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined in the Notice of Internet Availability of Proxy Materials.

If you hold shares in your name as a holder of record, you are considered the “shareholder of record” with respect to those shares. You can vote your shares:

•	Over the Internet at www.proxyvote.com;

•	By telephone, toll free at 1-800-690-6903; or

•

If you request delivery of a full set of proxy materials, by completing and returning a proxy card that will be mailed to you, along with a postage-paid envelope (or, which may be mailed to you, at the Company’s option, beginning after the tenth day following the mailing of the Notice of Internet Availability of Proxy Materials).

The deadline for voting by Internet or telephone is 11:59 P.M., Eastern Daylight Time, on Monday, May 14, 2018. For persons holding shares in the Virtus Investment Partners, Inc. Savings and Investment Plan (the “Virtus 401(k) Plan”), the trustee must receive your vote no later than 11:59 P.M., Eastern Daylight Time, on Thursday, May 10, 2018.

Holders of record may vote in person at the Annual Meeting, but beneficial owners must obtain a legal proxy from the broker, bank or other holder of record authorizing the beneficial holder to vote such shares at the meeting. You cannot vote shares held under the Virtus 401(k) Plan in person at the meeting.

What is a “proxy”?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board is asking you to allow any of the persons named on the proxy form to act as your proxy holder and vote your shares at the Annual Meeting. The persons named as your proxy holders will vote your proxy in accordance with your specifications. Unless you specify otherwise, the persons named as your proxy holders on the Company’s proxy form will vote in accordance with the voting recommendations of the Board in connection with the matters listed on the proxy form and in their discretion on any other matters that properly come before the Annual Meeting.

If you hold shares as a participant in the Virtus 401(k) Plan, your proxy represents all shares that you own through such plan, assuming that your shares are registered in the same name, and your proxy will serve as a voting instruction for the trustee of such plan. If you own your shares through the Virtus 401(k) Plan and you do not vote, the Virtus 401(k) Plan trustee will not vote your shares.

Can I change or revoke my proxy?

Yes. You may change or revoke your proxy at any time before it is voted at the meeting. If you are a shareholder of record, you may change or revoke your proxy after submitting your proxy, whether submitted by mail, the Internet or telephone, either by (i) submitting another proxy with a later date, as long as it is received prior to the time the earlier dated proxy is exercised; (ii) attending the Annual Meeting and voting in person; or (iii) notifying the Corporate Secretary in writing before the meeting that you have revoked your proxy. Your attendance at the meeting will not automatically revoke your proxy; you must vote at the meeting to revoke your proxy. If you are a beneficial owner of shares, please contact your bank, broker or other holder of record for specific instructions on how to change or revoke your vote. Your most current vote, whether cast in person, by telephone, Internet or proxy card, is the one that will be counted.

If you hold shares as a participant in the Virtus 401(k) Plan, you may change your vote and revoke your proxy by (i) submitting another proxy with a later date, as long as it is received prior to the time the earlier dated proxy is exercised or (ii) notifying the Corporate Secretary in writing before the meeting that you have revoked your proxy, in each case if you do so no later than 11:59 P.M., Eastern Daylight Time, on Thursday, May 10, 2018. You cannot, however, revoke or change your proxy with respect to shares held through the Virtus 401(k) Plan after that date, and you cannot vote those shares in person at the Annual Meeting.

What are “broker non-votes” and “abstentions”?

A broker non-vote occurs when a bank, broker or other holder of record holds shares for a beneficial owner but is not empowered to vote on a particular proposal on behalf of such beneficial owner because such proposal is considered to be “non-routine” and the beneficial owner has not provided voting instructions or because your broker chooses not to vote on a routine matter for which it does have discretionary authority.

This means that if a brokerage firm holds shares on your behalf, those shares will not be voted on any non-routine proposal presented at the Annual Meeting, unless you expressly provide voting instructions to that firm. The non-routine proposals that will be presented at the Annual Meeting are the election of directors and the shareholder advisory vote to approve the compensation of our named executive officers. The ratification of the Audit Committee’s appointment of the independent registered public accounting firm for 2018 is considered a routine proposal for which a bank, broker or other holder of record may vote on behalf of the beneficial owner even in the absence of specific instructions from the beneficial owner. In order to ensure that any shares held on your behalf by a brokerage firm or other organization are voted in accordance with your wishes, we encourage you to provide voting instructions to that firm or organization.

An abstention is a properly signed proxy card which is marked “ABSTAIN” as to a particular matter in which the option to abstain is available.

Who may attend the meeting?

All shareholders as of the Record Date may attend the Annual Meeting. To gain admission, registered holders will need valid picture identification or other proof that you are a shareholder of record of Common Stock as of the Record Date. If your Common Stock is held in a bank or brokerage account, a recent bank or brokerage statement showing that you owned Common Stock on the Record Date will be required for admission. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations by sending an email to: investor.relations@virtus.com.

Why did my household receive only one Notice of Internet Availability of Proxy Materials, or why did I receive more than one Notice of Internet Availability of Proxy Materials?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, when multiple shareholders of record of Common Stock share the same address, we may deliver only one Notice of Internet Availability of Proxy Materials (or proxy materials in the case of shareholders who receive paper copies of proxy materials) to that address unless we have received contrary instructions from one or more of those shareholders. The same procedure applies to brokers and other nominees holding shares of our Common Stock in “street name” for more than one beneficial owner with the same address.

If a shareholder holds shares of Common Stock in multiple accounts (e.g., with our transfer agent and/or banks, brokers or other registered shareholders), we may be unable to use the householding procedures and, therefore, that shareholder may receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable). You should follow the instructions on each Notice of Internet Availability that you receive in order to vote the shares you hold in different accounts.

If you share an address with another shareholder and have received only one Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable), you may write or call us as specified below to request a separate copy of such materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of these materials, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting our Investor Relations Department via telephone at 800-248-7971, Option 2, or by mail at Virtus Investment Partners, Inc., 100 Pearl Street, Hartford, CT 06103. If you are a beneficial owner of shares held in street name, please contact your bank, broker or other holder of record.

Who pays for the cost of this proxy solicitation?

All costs and expenses of this solicitation, including the cost of mailing the Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable) and preparing this Proxy Statement and posting it on the Internet, will be borne by the Company. We also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in sending proxy materials to their customers who are beneficial owners. In addition to soliciting proxies by mail, our directors, executive officers and employees may solicit proxies on our behalf, without additional compensation, personally or by Internet or telephone. We do not currently plan to hire a proxy solicitor to help us solicit proxies from brokers, bank nominees or other institutions or shareholders, although we reserve the right to do so.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a current report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board is responsible for providing effective governance and oversight of our affairs. Our corporate governance practices are designed to align the interests of our Board and management with those of our shareholders and to promote honesty and integrity. Our Board has adopted Corporate Governance Principles that outline our corporate governance policies and procedures, including, among other topics, director responsibilities, Board committees, director access to the Company’s officers and employees, director compensation, management succession and performance evaluations of the Board. More information about our corporate governance is available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Code of Conduct

We have adopted a written Code of Conduct which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct, and the Code of Conduct provides guidance on how to uphold these standards. The Code of Conduct is available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any substantive amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer or directors on our website. You may request a printed copy of the Code of Conduct by contacting the Corporate Secretary as set forth below under the heading “Shareholder and Interested Party Communications.”

Director Independence

A majority of the directors of the Board must be affirmatively determined by the Board to be independent under NASDAQ Marketplace Rules (“NASDAQ Rules”). In making these determinations, the Board considers and broadly assesses all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company, taking into account the applicable NASDAQ Rules and SEC rules and regulations as well as the manner in which any relationships may potentially have the appearance of impacting independence. In addition, to aid it in determining whether a director is independent, the Board has adopted categorical independence standards that are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

In February 2018, the Board considered the independence of our directors and determined that each of Dr. Fleming, Mses. Jones and Hooda, and Messrs. Baio, Holt, Treanor and Zarrilli meets the criteria for independence as established by the NASDAQ Rules and our own categorical independence standards. The Board has also determined that each member of the Audit, Compensation, Governance, and Risk and Finance Committees is independent under applicable NASDAQ Rules. The Board has also determined that each member of the Audit Committee is also independent under the independence criteria required by the SEC for audit committee members and that each member of the Compensation Committee is: (i) “independent” under the criteria established by the NASDAQ Rules; (ii) an “outside director” pursuant to the criteria established by the Internal Revenue Service; and (iii) a “non-employee director” pursuant to criteria established by the SEC.

Board and Committee Membership

Our Board has established the following four standing committees to assist it with its responsibilities:

• Audit Committee	• Governance Committee

• Compensation Committee	• Risk and Finance Committee

The table below provides the current membership for each of the Board committees:

Name	Audit	Compensation	Governance	Risk and Finance
James R. Baio	Member	Member
Susan S. Fleming			Member	Chair
Timothy A. Holt			Chair	Member
Sheila Hooda	Member			Member
Melody L. Jones	Member	Chair
Mark C. Treanor		Member	Member
Stephen T. Zarrilli	Chair			Member

During 2017, the Board held ten meetings. Our independent directors meet in regularly scheduled executive sessions, generally at the end of each regular Board meeting. Mr. Treanor, our independent Chairman of the Board, presides at all Board meetings and executive sessions.

Directors are expected to attend all Board meetings, the annual meeting of shareholders and meetings of committees on which they serve and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Director attendance and meeting preparation is part of the annual evaluation process conducted by the Governance Committee. All of our current directors attended our 2017 Annual Meeting and at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2017.

The Board has adopted written charters for each of the Audit, Compensation, Governance, and Risk and Finance Committees, that set forth the responsibilities, authority and specific duties of each such committee. Each committee reports out regularly to the full Board regarding its deliberations and actions. The charters for each of the committees of our Board are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Board Leadership Structure

Under our Corporate Governance Principles, to ensure Board independence, no less than a majority of our directors are required to be independent in accordance with NASDAQ Rules. Pursuant to our Corporate Governance Principles, our Board determines the best board leadership structure for our Company, and our Board may choose its Chairman in the manner it deems in the best interests of the Company and its shareholders. The Board does not have a formal policy that requires the roles of Chairman of the Board and Chief Executive Officer to be separate.

At this time, the Board believes that it is advisable for one of our independent directors to serve as Chairman of the Board, and the Board has elected Mark C. Treanor as Chairman. The Board believes that our assembled Board provides a broad array of experience, expertise and perspective and that it is beneficial to have an independent director lead the Board as Chairman and for Mr. Aylward, who is our President and Chief Executive Officer (CEO), and also a director, to lead our Company and its management as CEO. Mr. Treanor and Mr. Aylward work closely together, and with the entire Board, in developing the strategies, agendas and direction of our Board and for our Company as a whole. As part of our annual board self-evaluation process, we evaluate how our Board functions and how our Board structure functions, to ensure that the Board continues to provide an optimal governance structure for our Company and our shareholders. As part of this process, we engage a third party to facilitate the Board’s comprehensive self-evaluation. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times.

Audit Committee

The Audit Committee currently consists of Messrs. Zarrilli (Chair) and Baio and Mses. Hooda and Jones. The Board has determined that Messrs. Baio and Zarrilli each qualify as an “audit committee financial expert” as defined under SEC rules and that all members of the Audit Committee meet the criteria for service under applicable NASDAQ Rules.

During 2017, the Audit Committee held eleven meetings. The primary purposes of the Audit Committee are: (i) to exercise sole responsibility for the appointment, compensation, retention, oversight and, if applicable, termination of the Company’s independent registered public accounting firm, including a review of the independent registered public accounting firm’s qualifications and independence; and (ii) to assist the Board in fulfilling its oversight responsibilities, by reviewing the quality and integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls, the annual independent audit of the consolidated financial statements of the Company and its subsidiaries, the Company’s internal auditing and accounting processes, and the Company’s legal and regulatory compliance programs as established by management and the Board.

Compensation Committee

The Compensation Committee currently consists of Ms. Jones (Chair) and Messrs. Baio and Treanor. During 2017, the Compensation Committee held seven meetings. The primary purposes of the Compensation Committee are: (i) to provide assistance to the Board in fulfilling its responsibility to achieve the Company’s objective of maximizing the long-term return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s compensation philosophy, objectives and policies; and (ii) to review and approve compensation policies and programs for the Company’s executive officers that support such compensation philosophy and objectives and link compensation to financial performance and the attainment of strategic objectives, while providing competitive compensation opportunities at a reasonable cost.

The Compensation Committee is specifically charged with:

•	Reviewing and approving Company performance goals and objectives for annual and long-term incentive programs;

•	Recommending the compensation levels of our CEO to the Board of Directors;

•	Reviewing and approving non-CEO executive officer compensation;

•	The approval of equity-based compensation; and

•	Retaining compensation consultants and legal counsel as appropriate.

The Compensation Committee reviews and approves any changes to executive officer base salary and sets annual and long-term incentive compensation opportunity levels for our executive officers. In addition, the Compensation Committee reviews performance against pre-established performance goals and objectives for the incentive plans under which our executive officers, including our CEO, are compensated. The Compensation Committee recommends incentive compensation awards for our CEO to the independent members of the Board for approval and, with the assistance of our CEO, reviews and approves the incentive compensation awards for the Company’s executive officers. The Compensation Committee also reviews and approves the granting of equity-based compensation to our executive officers, other than our CEO, whose grants are approved by the independent members of our Board, and to other employees of the Company and its subsidiaries. The Compensation Committee has delegated to our CEO the authority to approve a limited number of restricted stock and stock option awards to employees of the Company and its subsidiaries who are not executive officers of the Company.

The Compensation Committee has retained Mercer (US) Inc. (“Mercer”) as its independent compensation consultant. The Compensation Committee has analyzed whether the work of Mercer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Mercer; (ii) the amount of fees from the Company paid to Mercer as a percentage of Mercer’s total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Mercer or the individual compensation advisors employed by Mercer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Mercer or the individual compensation advisors employed by Mercer. The Compensation Committee has determined, based on its analysis in light of the factors listed above, that the work of Mercer and the individual compensation advisors employed by Mercer as compensation consultants to the Company has not created any conflict of interest.

For a further discussion of the processes and procedures of the Compensation Committee, including the roles of compensation consultants and executive officers in the determination or recommendation of executive and director compensation, see the disclosure under the headings “Compensation Discussion and Analysis” and “Director Compensation” elsewhere in this Proxy Statement.

Risks Related to Compensation Policies and Practices

As part of its oversight of the Company’s executive compensation programs, the Compensation Committee, in conjunction with Company management, considers how current compensation policies and practices, including incentive opportunities, affect the Company’s risk profile. The Compensation Committee evaluates the Company’s compensation policies to determine whether they are designed to:

•	Attract and retain high-caliber leadership;

•	Align our executives’ interests with those of our shareholders; and

•	Encourage an appropriate level of risk-taking while not creating incentives that are reasonably likely to pose material risk to the Company.

The Company reviews industry comparative compensation data to ensure that we are competitive in both attracting and retaining our executives. We believe our compensation structure is appropriately designed to retain high-caliber leadership.

Our compensation programs are designed to minimize excessive risk-taking. The base salary component of our compensation is aligned to market which does not, we believe, create additional risk. The current incentive awards have the following risk-limiting characteristics:

•	Awards are made based on a review of a variety of performance indicators, diversifying the risk associated with any single indicator of performance;

•

For executives, a significant portion of variable pay is delivered in the form of equity comprising performance-based and restricted stock units using one- and three-year performance measurement periods and three-year cliff vesting;

•	Plan-based awards to our executives are limited to a maximum payout;

•	After reviewing and certifying Company performance results, the Compensation Committee, in its discretion, approves compensation awards for our executives;

•

Clawback provisions allow the Company to clawback compensation if an award was based on materially inaccurate financial statements or other performance measurement criteria, among other conditions; and

•	Our CEO, executive officers and directors are expected to maintain fixed levels of stock ownership commensurate with base salary multiples or annual retainers.

We believe our compensation policies and practices align compensation with the interests of our shareholders, encourage and reward sound business judgment and appropriate risk-taking over the long-term, foster key personnel retention and do not create risks that are reasonably likely to have a material adverse effect on the Company. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a more complete discussion of our compensation policies and practices.

Compensation Committee Interlocks and Insider Participation

Ms. Jones (Chair) and Messrs. Baio and Treanor served on the Compensation Committee throughout 2017. None of the directors serving on the Compensation Committee were at any time during 2017, or at any other time, officers or employees of the Company. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more of their executive officers serving on our Board.

Governance Committee

The Governance Committee currently consists of Mr. Holt (Chair), Dr. Fleming and Mr. Treanor. During 2017, the Governance Committee held four meetings. The primary purposes of the Governance Committee are: (i) to assist the Board in fulfilling its oversight responsibilities with respect to matters relating to the interests of the shareholders of the Company; (ii) to identify individuals qualified to become Board members and to recommend to the Board qualified individuals for nomination for election or re-election at the next annual meeting of shareholders; (iii) to develop and recommend to the Board a set of governance principles applicable to the Company and to review at least annually and recommend any changes to such principles; (iv) to assess and report to the Board regarding the performance of the Board and its committees; and (v) to assist management and the Board with respect to succession planning of the Company’s executives.

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of shareholders. In connection with this responsibility, the Governance Committee has established Guidelines for the Recruitment of Directors, which have been adopted by the Board and which are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Under these Guidelines, in considering candidates for nomination to our Board, the Governance Committee will seek individuals with strong intellectual ability, breadth of experience, demonstrated professional achievement, diverse backgrounds, and the highest integrity. Prospective directors should also be able and willing to devote significant attention to our needs through regular attendance at meetings, preparation for meetings, and availability for regular consultation between meetings. The Governance Committee may also consider particular areas of expertise with respect to a given vacancy, either because of needs arising from the retirement or resignation of a director or those arising out of changes in our business focus, our industry or the regulatory environment.

If a vacancy on our Board exists or is anticipated, the Governance Committee may look to its members and to other directors for recommendations for nominees and may also retain a search firm to assist it in identifying qualified candidates and will consider individuals recommended by shareholders. Shareholders must submit their recommendations as outlined below under the heading “Shareholder and Interested Party Communications.” The Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our CEO, the Governance Committee will make recommendations to our Board of the individual(s) to be nominated for election to our Board. The Board will make the final determination as to the individual(s) who will be nominated for election.

Board Diversity

The Board has adopted guidelines for the recruitment of directors that include factors to consider in identifying and recruiting candidates for nomination as director. In reviewing candidates for the Board, the Governance

Committee and the Board as a whole seek to identify those individuals whose professional achievement, breadth of experience, and commitment to excellence and integrity, best serve the Company in the markets in which it operates, while at the same time assuring the Company’s shareholders and other constituencies that the Company remains committed to its core ethical values. To this end, when recruiting and assessing potential director candidates, the Governance Committee and the Board will consider, among other factors, the candidates’ diversity of professional experience and personal diversity. With respect to diversity of professional experience, the Governance Committee and the Board seek candidates that have depth of experience in a variety of professional backgrounds. In terms of personal diversity, the Governance Committee and Board seek candidates who will increase the diversity of the Board in all respects, including gender, race, ethnicity, age, sexuality and other types of personal characteristics, and thereby benefit the Company with their ideas, perspectives, experience and wisdom.

The Governance Committee and the Board recognize that individual candidates have unique strengths, and no one factor or qualification outweighs all others. The Governance Committee and the Board will consider how a candidate would contribute to the overall balance of experience, expertise and perspective of the Board.

On an annual basis, as part of its self-assessment process, the Governance Committee and Board as a whole review the overall functioning of the Board including diversity of experience, expertise and perspective.

Risk and Finance Committee

The Risk and Finance Committee currently consists of Dr. Fleming (Chair), Ms. Hooda and Messrs. Holt and Zarrilli. During 2017, the Risk and Finance Committee held four meetings. The primary purposes of the Risk and Finance Committee are to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the Company’s policies, practices and procedures relating to risk and risk management; (ii) the Company’s financial, investment and capital management policies; and (iii) any mergers, acquisitions and divestitures by the Company and its affiliates.

Risk Management Oversight

The Risk and Finance Committee of our Board is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. Pursuant to its charter, the Risk and Finance Committee is charged with periodically reviewing the Company’s risk management philosophy and its policies, practices and procedures regarding risk assessment and risk management. The Risk and Finance Committee periodically meets with Company management to review and discuss the Company’s major risk exposures and the steps taken by management to monitor and mitigate these exposures. The Risk and Finance Committee also receives and reviews reports on selected risk topics as the Risk and Finance Committee or management deem appropriate. Our Board also receives direct reports from management on risk topics of general interest to the full Board, including with respect to cybersecurity risks, and each of our other Board Committees also receives periodic reports on topics relevant to the oversight of risk areas within the purview of such Committee and regularly reports to the full Board on these risk management matters.

Our Audit Committee is responsible for overseeing accounting, audit, financial reporting, internal control, internal audit, and disclosure control matters and reviews and discusses with management, our internal auditor, our outside independent registered public accounting firm and legal counsel financial risk associated with these functions and the manner, policies and systems pursuant to which management addresses these risks.

Both our Board and our Compensation Committee actively review and discuss with management our annual and longer-term compensation incentive programs to identify and mitigate potential risks associated with incentive compensation. They assess both the appropriateness of the incentive performance goals, which are both financial and operational, as well as our financial and operating results upon which our incentive awards are based. In addition, our Governance Committee oversees and advises management on succession planning risks related to our senior management team.

While the Risk and Finance Committee, the other Board Committees within their areas of responsibility and the Board oversee our risk management, management is primarily responsible for day-to-day risk management processes and for reports to the Board and its Committees on risk management matters. We believe that this division of risk management responsibility is the most effective approach to address the Company’s risk management and that the division of responsibility within and among the Board and its Board Committees allows the opportunity for regular review and discussion with our Board members as well as appropriate Board member input on, and consideration of, our risk management processes and systems.

Transactions with Related Persons

Policy Regarding Transactions with Related Persons

The Board has adopted a written policy for the review and approval or ratification of any related person transaction (the “Related Person Transactions Policy”), which applies to any potential related person transactions, as defined under the rules and regulations of the SEC. A “related person transaction” generally means a transaction in which the Company was, is or will be a participant, and the amount involved exceeds $120,000 (determined without regard to the amount of profit or loss involved in the transaction), and in which a related person has or will have a direct or indirect material interest (as determined under SEC rules related to related person transactions). Under the Related Person Transactions Policy, a related person transaction requires the approval or ratification of the Audit Committee (or of the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting for approval or ratification). Prior to approving or ratifying any transaction, the Audit Committee (or, if applicable, the Chair of the Audit Committee) must determine that the transaction is entered into in good faith on fair and reasonable terms to the Company after considering the relevant facts and circumstances, including, to the extent applicable, the related person’s relationship to the Company, his or her interest in the transaction, and the material facts and terms of the transaction. No related person may participate in the review of a transaction in which he or she may have an interest. There were no related party transactions as defined in our Related Person Transactions Policy and SEC rules during 2017.

Shareholder Proposals

Shareholders may submit proposals for consideration at our 2019 Annual Meeting of Shareholders. To be included in the proxy statement, notice of meeting and proxy relating to the 2019 Annual Meeting of Shareholders, proposals must be received by our Corporate Secretary not later than December 6, 2018 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act (including the minimum share ownership requirements under that rule).

Pursuant to our by-laws, in order for any business not included in the proxy statement to be brought before the 2019 Annual Meeting of Shareholders by a shareholder, the shareholder must be entitled to vote at that meeting and must give timely written notice of that business to our Corporate Secretary. To be timely, such notice must be received by our Corporate Secretary at our office located at 100 Pearl Street, Hartford, CT 06103, no earlier than January 20, 2019 (75 days prior to April 5, 2019, the first anniversary of the date that we first mailed or made available our proxy materials for the 2018 annual meeting) and no later than February 19, 2019 (45 days prior to April 5, 2019). In the event that our 2019 Annual Meeting of Shareholders is held more than 30 days before or more than 30 days after the anniversary of this year’s meeting date, the notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting, or (ii) the 10th day following the date on which public announcement of such annual meeting is first made by the Company. The notice submitted by a shareholder must contain the information required by our by-laws. Similarly, a shareholder wishing to submit a director nomination directly at the 2019 Annual Meeting of Shareholders must deliver written notice of such nomination within the time period described in this paragraph and must comply with the information requirements in our by-laws relating to shareholder nominations.

Shareholder and Interested Party Communications

Our Board is committed to ensuring that anyone desiring to communicate with the Board as a whole, with any committee of the Board, with our non-management or independent directors as a group, or with any specific director(s) has a convenient means of doing so. Anyone who wishes to communicate with the Board, a Committee or a specific director may do so by sending correspondence via email to corporate.secretary@virtus.com indicating the body or person(s) with whom you wish to communicate, or in writing to:

Board of Directors (or Committee or Specific Director)

Virtus Investment Partners, Inc.

c/o Corporate Secretary

100 Pearl Street

Hartford, CT 06103

The Office of the Corporate Secretary will forward your correspondence to its intended addressee promptly after receipt. Where appropriate, your correspondence will also be reviewed by the General Counsel and/or the Chief Compliance Officer.

SECURITY OWNERSHIP BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, to the best of our knowledge, the beneficial ownership of our Common Stock, our only outstanding class of voting securities, as of March 31, 2018, by: (i) such persons known to the Company to own beneficially more than five percent (5%) of the Company’s Common Stock; (ii) each of our current directors; (iii) the persons named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual within 60 days of March 31, 2018 pursuant to the exercise of options or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in the footnotes to the tables, we believe that each beneficial owner listed has sole voting and investment power with regard to the shares beneficially owned by such person. Percentage of ownership is based on 7,217,443 shares of Common Stock outstanding on March 31, 2018.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner & Address	Number of Shares Beneficially Owned		Percent
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	938,041	(1)	13.1%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	656,906	(2)	9.17%

Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	519,193	(3)	7.25%

Brown Advisory Incorporated 901 South Bond Street, Suite 400 Baltimore, MD 21231	449,800	(4)	6.28%

Huber Capital Management, LLC. 2321 Rosencrans Ave., Suite 3245 El Segundo, CA 90245	426,885	(5)	5.96%

Victory Capital Management Inc. 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	422,907	(6)	5.91%

(1)	Based on a Schedule 13G/A filed with the SEC on February 8, 2018 by BlackRock, Inc. BlackRock, Inc. has sole investment power with respect to 938,041 shares of Common Stock and sole voting power with respect 923,812 shares of Common Stock.

(2)	Based on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. The Vanguard Group, Inc. has sole investment power with respect to 648,455 shares of Common Stock, shared investment power with respect to 8,451 shares of Common Stock, sole voting power with respect to 8,600 shares of Common Stock and shared voting power with respect to 500 shares of Common Stock.

(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole investment power with respect to 519,193 shares of Common Stock and sole voting power with respect to 483,771 shares of Common Stock.

(4)	Based on a Schedule 13G/A filed with the SEC on February 9, 2018 by Brown Advisory Incorporated. Brown Advisory Incorporated has shared investment power with respect to 449,800 shares of Common Stock and sole voting power with respect to 447,449 shares of Common Stock.

(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2018 by Huber Capital Management, LLC. Huber Capital Management, LLC has sole investment power with respect to 426,885 shares of Common Stock and sole voting power with respect to 186,139 shares of Common Stock.

(6)	Based on a Schedule 13G/A filed with the SEC on February 8, 2018 by Victory Capital Management Inc. Victory Capital Management Inc. has sole investment power with respect to 422,907 shares of Common Stock and sole voting power with respect to 412,132 shares of Common Stock.

Security Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent
George R. Aylward	164,371	(1)	2.3%
James R. Baio	13,696		*
Susan S. Fleming	12,741		*
Timothy A. Holt	24,509		*
Sheila Hooda	928		*
Melody L. Jones	3,054		*
Mark C. Treanor	25,846		*
Stephen T. Zarrilli	3,057		*
Michael A. Angerthal	50,087	(2)	*
W. Patrick Bradley	7,997		*
Barry M. Mandinach	4,686	(3)	*
Francis G. Waltman	23,180	(4)	*

All directors and executive officers as a group (14 persons)	348,396	(5)	4.8%

*	Less than 1%

(1)	Includes 70 share equivalents held in the Virtus Investment Partners, Inc. Savings and Investment Plan and 23,120 shares of Common Stock underlying options that Mr. Aylward has the right to acquire as of, or within 60 days of, March 31, 2018.

(2)	Includes 15,867 shares of Common Stock underlying options that Mr. Angerthal has the right to acquire as of, or within 60 days of, March 31, 2018.

(3)	Includes 1,135 RSUs that Mr. Mandinach has the right to acquire as of, or within 60 days of, March 31, 2018.

(4)	Includes 109 share equivalents held in the Virtus Investment Partners, Inc. Savings and Investment Plan.

(5)	See footnotes (1) through (4).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of their initial holdings of Virtus securities and any subsequent transactions in Virtus securities with the SEC. Based on our review of the copies of such records and on information provided by our directors and our executive officers, we believe that all required Section 16(a) reports were timely filed during the fiscal year ended December 31, 2017.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Our Board currently has eight members. Our certificate of incorporation provides for our Board to be divided into three classes for purposes of election, with three-year terms of office ending in successive years. At each annual meeting of shareholders, a class of directors will be elected for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation, retirement, death, disqualification or removal. Our Class I directors have a term expiring at the 2018 Annual Meeting. Our Class II and Class III directors have terms expiring at the 2019 and 2020 Annual Meetings, respectively.

Mr. Holt has been a director of the Company since it became an independent public company on January 1, 2009. Ms. Jones and Mr. Zarrilli were appointed to the Board in December 2016.

Under our Corporate Governance Principles, a director is generally required to retire no later than the first annual meeting following his or her 74th birthday. Under exigent circumstances, the Board may request that the director continue to serve, provided, however, that no director shall serve beyond the first annual meeting following his or her 75th birthday.

Board Nominees

In February 2018, members of our Governance Committee evaluated the contributions and performance of Timothy A. Holt, Melody L. Jones and Stephen T. Zarrilli as members of our Board and recommended to the Board that each of Ms. Jones and Messrs. Holt and Zarrilli be nominated to stand for re-election as a Class I director at the Annual Meeting. Our Board, having considered the recommendations of the Governance Committee, approved Ms. Jones and Messrs. Holt and Zarrilli as our Class I nominees for election to the Board by the shareholders. If elected by the shareholders, Ms. Jones and Messrs. Holt and. Zarrilli will hold office for a three-year term expiring at the 2021 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or upon his or her earlier resignation, retirement, death, disqualification or removal. Each of Ms. Jones and Messrs. Holt and Zarrilli has indicated that he or she will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election by reason of death or other unexpected occurrence, your proxy, to the extent permitted by applicable law, may be voted by the proxies named therein, with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. A plurality of the affirmative votes cast by shareholders present in person or represented by proxy and entitled to vote is required for the election of each such director nominee. That said, pursuant to our Bylaws, any director nominee who receives a greater number of votes “withheld” from such director nominee’s election than votes “for” such director nominee’s election is required to promptly tender such director nominee’s resignation subject to acceptance by the Board. The Board’s decision, which will not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, will be promptly disclosed in a public announcement.

The Board recommends that shareholders vote “FOR” the election of its three director nominees as Class I directors of Virtus: Timothy A. Holt,

Melody L. Jones and Stephen T. Zarrilli

Listed below are the names of the Board’s nominees to the Class I director seats and the incumbent directors who will be continuing in office following the Annual Meeting, together with certain biographical and business information regarding such persons and the experience and certain other factors considered in connection with the selection of such persons for membership on our Board.

Board Nominees to Class I

TIMOTHY A. HOLT (65), Class I. Mr. Holt held various senior management positions with Aetna, Inc., a managed healthcare company, until his retirement in 2008. He was Senior Vice President and Chief Investment Officer from 1999 to 2008, Vice President and Chief Investment Officer from 1997 to 1999, Chief Enterprise Risk Officer from 2004 to 2007, Senior Vice President and Chief Financial Officer of Aetna Retirement Services from 1996 to 1997, Vice President of Portfolio Management Group from 1992 to 1995, Vice President of Aetna Portfolio Management from 1991 to 1992, Vice President, Finance and Treasurer from 1989 to 1991, Vice President of Public Bonds from 1987 to 1989, Property/Casualty Portfolio Manager from 1983 to 1987, Investment Officer from 1981 to 1982 and Investment Officer/Analyst from 1977 to 1981. He was a member of Aetna’s Executive Committee from 2003 until his retirement in 2008. Mr. Holt served as a consultant to Aetna during 2008 and 2009. Since 2012, Mr. Holt has served as a director of MGIC Investment Corporation, a provider of private mortgage insurance in the U.S. where he is Chairman of the Securities Investment Committee, and from January 2014 to February 2017 served as a director of StanCorp Financial Group, which was a publicly traded insurance products company until it was acquired in March 2016. With his broad management, financial and investment experience at Aetna, Mr. Holt brings to our Board leadership and knowledge regarding the financial and investment industries, risk management, corporate governance and financial and corporate operational matters. Mr. Holt received his M.B.A. from the Tuck School of Business at Dartmouth, and he has been designated as a chartered financial analyst from the CFA Institute, a global association of investment professionals headquartered in the United States. Mr. Holt’s extensive management and investment experience positions him well to serve as a member of our Board and Chair of our Governance Committee.

MELODY L. JONES (58), Class I. Ms. Jones provides executive assessment and coaching services through 32-80 Advisors which she founded in 2017. From 2012 to 2017, Ms. Jones served as the Chief Administrative Officer (“CAO”) for CEB, a best practice insight and technology company. In her role as CAO, Ms. Jones had global responsibility for Human Resources, Information Technology, Legal and Compliance, Communications, Philanthropy and the Member Events department. She joined the firm in December 2005, and served as the Chief Human Resources Officer until February 2012. She managed CEB’s Professional Services practice from 2010-2012 and the firm’s product development function from 2013-2015. Prior to CEB, Ms. Jones served from 2002 to 2005 as the global head of Human Resources for T. Rowe Price, a global investment management firm. Prior to joining T. Rowe Price, Ms. Jones spent eight years at Aon Corporation, a global insurance brokerage and consulting company, serving from 1998-2002 as the Chief Human Resources Officer (“CHRO”). She joined Aon in 1994, as head of the Midwestern Regional Office of Aon Consulting. In 1996, she assumed responsibility for the HR Strategy and Technology consulting practice, and managed this global practice until assuming her role as CHRO for the corporation. Ms. Jones currently serves on the Advisory Board of RedZone Technologies, a leading Managed Security Service Provider (MSSP) specializing in enterprise security solutions for small and medium businesses. She was a founding member of The Sorkin Center for Nonprofit Governance, and serves on its Advisory Council. Ms. Jones also served as a senior consultant with Organizational Dynamics, Inc., an international management training and consulting company, and held several leadership positions across a six-year tenure with Citicorp Mortgage. Ms. Jones brings to our Board management and leadership experience, which positions her well to serve as a member of our Board and Chair of our Compensation Committee.

STEPHEN T. ZARRILLI (57), Class I. Mr. Zarrilli has been President and CEO of Safeguard Scientifics, a company that provides growth capital for entrepreneurial technology companies, since 2012 and has served as CEO and Chief Financial Officer of both publicly traded and privately-held, venture-backed companies. He joined Safeguard Scientifics in 2008 as Senior Vice President, Chief Financial Officer and Chief Administrative Officer. Previously he was the Chairman and CEO of Penn Valley Group, a management advisory firm that he founded, and earlier was CFO at Fiberlink Communications Corp., a security software company; CEO of Concellera, a document management software company; and CEO of US Interactive Inc., a digital marketing firm. He began his career at Deloitte LLP. From 2004 to 2015, Mr. Zarrilli served as a Director of Nutrisystem, Inc., a publicly traded weight loss products company. Mr. Zarrilli brings to our Board demonstrated leadership experience along with substantial experience and expertise in accounting and auditing matters, which positions him well to serve as a member of our Board and Chair of our Audit Committee.

Other Current Members of the Board

GEORGE R. AYLWARD (53), Class III, Director since 2008. Mr. Aylward is our President and CEO and has held those positions since January 1, 2009, when the Company became an independent public company. He has served as President of the Company since November 6, 2006. Mr. Aylward joined Phoenix Investment Partners, Inc. (“PXP”), the majority owned asset management subsidiary of The Phoenix Companies, Inc. (“PNX”) and predecessor to the Company, in 1996. Mr. Aylward served as President, Asset Management, and Senior Executive Vice President of PNX from February 2007 to December 31, 2008 and as Executive Vice President, Asset Management, of PNX from November 6, 2006 to February 2007. Mr. Aylward served as Senior Vice President and Chief Operating Officer, Asset Management, of PNX from 2004 through 2006, and as Chief of Staff to the Chairman, President and CEO of PNX from 2002 through 2004. Mr. Aylward also served in several senior financial positions at PXP prior to 2002. Since 2006, Mr. Aylward has served as President and Trustee of the Virtus Mutual Funds, having been Executive Vice President from 2004 to 2006; President (since 2010) and Trustee (since 2012) of the Virtus Variable Insurance Trust; Director of the Virtus Global Funds, plc since 2013; Trustee and President of the Virtus Global Multi-Sector Income Fund since 2011 and the Virtus Total Return Fund Inc., since 2006; Trustee and President of the Virtus Alternative Solutions Trust, since 2013; Director of the Duff & Phelps Select Energy MLP Fund, Inc., since 2014; Chairman and Trustee of Virtus ETF Trust II, since 2015; and Director, President and CEO of the Virtus Global Dividend & Income Fund, since 2006. Mr. Aylward brings to our Board demonstrated leadership, extensive knowledge regarding the asset management and financial services industries, and superior skills as our CEO.

JAMES R. BAIO (64), Class II, Director since 2009. Mr. Baio was Chief Financial Officer and Executive Vice President of Capmark Financial Group, Inc., a private equity portfolio company engaged in global real estate finance, from 2006 until his retirement in 2007. Prior to that time, from 1989 to 2006, he held various positions at Franklin Resources, Inc., a publicly traded global investment management organization known as Franklin Templeton Investments. He served as Chief Financial Officer, Treasurer and Executive Vice President from 2003 to 2006, Chief Administrative Officer from 2000 to 2003, Senior Vice President and Treasurer, Templeton Mutual Funds and Mutual Series Mutual Funds from 1994 to 2000, and Senior Vice President and Risk Manager from 1989 to 1994. Prior to that, he was Senior Manager, Audit and Tax at Ernst & Young, a professional services organization, from 1977 to 1989. Mr. Baio is licensed as a certified public accountant (inactive since 2008). Mr. Baio brings to our Board substantial experience in financial and accounting matters concerning asset management organizations and overall familiarity with the investment management industry. Furthermore, Mr. Baio’s extensive financial, accounting and auditing experience positions him well to serve as a member of our Board and Audit Committee.

SUSAN S. FLEMING (48), Class II, Director since 2009. Dr. Fleming has been a consultant and Senior Lecturer of management and entrepreneurship at Cornell University since 2009. She is a Governance Fellow with the National Association of Corporate Directors. Dr. Fleming worked at Capital Z Financial Services, a private equity firm, as a Principal from 1998 to 2001 and as Partner from 2001 to 2003. She was Vice President at Insurance Partners Advisors, LP, a private equity firm, from 1994 to 2003 and held various positions at Morgan Stanley and Company from 1992 to 1994. Dr. Fleming’s prior directorships include Endurance Specialty Holdings, Ltd., a global insurance provider, where she served from May 2011 to March 2017, Universal American Financial Corp., a family of specialty healthcare companies, from July 1999 to December 2003, PXRE Group, Ltd., a property reinsurer, from April 2002 to April 2005, Ceres Group, Inc., an insurance and annuity products provider, from February 2000 to August 2006, and Quanta Capital Holdings, Ltd., a specialty insurance and reinsurance holding company, from July 2006 to October 2008. With her years of experience in investment banking, private equity, consulting and education, Dr. Fleming brings to our Board demonstrated leadership and experience with a wide array of corporate finance, mergers and acquisitions, and operational matters. Dr. Fleming’s experience in corporate finance and organizational leadership also positions her well to serve as a member of our Board and Chair of our Risk and Finance Committee.

SHEILA HOODA (60), Class III, Director since 2016. Ms. Hooda is the founder, CEO and president of Alpha Advisory Partners, a company that advises on strategic positioning, mergers and acquisitions, turnaround and transformation, customer-centricity and digital business models for companies in the financial and business services sectors. Prior to founding Alpha Advisory Partners in 2013, she served as the global head of strategy and business development in the Financial & Risk business group Investors segment at Thomson Reuters from June 2012 to April 2013, and earlier as senior managing director in strategy, M&A and corporate development roles at TIAA from 2006 to 2012. Ms. Hooda previously was managing director, global equities in the Investment Banking Division at Credit Suisse Group, and prior to this, held roles at Bankers Trust, Andersen Consulting and McKinsey & Co. She began her career at American Express Bank in India. She serves on the board of Mutual of Omaha Insurance Company and is a member of its Audit and Compensation committees. Ms. Hooda brings to our Board substantial expertise and experience in the areas of corporate finance, capital markets, risk management and strategic planning.

MARK C. TREANOR (71), Class III, Director since 2009. Mr. Treanor served as Senior Partner at the law firm of Treanor Pope & Hughes, which he founded, from 2009 until his retirement in 2013. He also serves as an executive leadership coach. Previously, he served as Senior Executive Vice President, General Counsel and Secretary of Wachovia Corporation, a bank holding company, from 2001 to August 2008, with responsibilities for legal, regulatory, corporate governance and government relations activities for all domestic and international businesses, including Evergreen Investments, Wachovia’s asset management division, and was a member of Wachovia’s Senior Risk Committee and its Operating Committee, which was responsible for overall management of Wachovia, and was Chairman of its Ethics Committee. Previously, from 1999 until 2001, he held similar responsibilities as Executive Vice President, General Counsel and Secretary of First Union Corporation, Wachovia’s predecessor, which he joined in 1998 after serving as President and Senior Partner at Treanor Pope & Hughes. Mr. Treanor served as a director of Wachovia Bank N.A. from 2001 to June 2008. Mr. Treanor has served as Chairman of the Advisory Committee to the Export-Import Bank of the United States and has served on the boards of numerous educational and charitable organizations, including the National Defense University, the United States Naval Academy (Vice-Chair), the University of Maryland School of Law, the National Defense University Foundation (Chair), the U.S. Chamber of Commerce Institute for Legal Reform, and the Board of Advisors to the University of North Carolina School of Law Center for Banking and Finance. A former Marine Corps captain and graduate of the U.S. Naval Academy, Mr. Treanor is a member of the Council on Foreign Relations. He holds a Juris Doctor degree (with honors) from the University of Maryland School of Law where he was a member of the Law Review and Order of the Coif. Mr. Treanor brings to our Board management and leadership ability and extensive knowledge of a wide array of financial, legal and operational issues facing public company financial organizations, including corporate governance, legal and regulatory compliance, leadership development and succession planning, risk assessment, mergers and acquisitions, and strategic planning. Mr. Treanor’s extensive management and leadership experience with large organizations positions him well to serve as the Chairman of our Board.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Previous Independent Registered Public Accounting Firm

During and for the fiscal year ended December 31, 2017, PricewaterhouseCoopers LLP (“PwC”) has audited our consolidated financial statements and performed other services as described under “Fees Paid to the Independent Registered Public Accounting Firm” below.

On March 26, 2018, the Company notified PwC of its decision to dismiss PwC, effective as of that date, and to appoint another independent registered public accounting firm.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through March 26, 2018, there were: (i) no disagreements between the Company and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements in the immediately preceding paragraph. A copy of PwC’s letter, dated March 30, 2018, was filed as Exhibit 16.1 to the Company’s Form 8-K filed on March 30, 2018.

New Independent Registered Public Accounting Firm

On March 26, 2018, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim periods through March 26, 2018, neither the Company nor anyone on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We are submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified by the shareholders of the Company, the Audit Committee may reconsider the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time it determines that a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte and PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

A majority of the votes represented at the Annual Meeting, in person or by proxy and entitled to vote, is required to ratify the appointment of Deloitte & Touche LLP.

The Board recommends a vote “FOR” the ratification of the appointment of

Deloitte & Touche LLP

as our independent registered public accounting firm

for the fiscal year ending December 31, 2018

Fees Paid to the Independent Registered Public Accounting Firm

The following table provides detail about fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2017 and December 31, 2016.

	2017	2016
Audit Fees (1)	$1,435,000	$1,140,335
Audit-Related Fees (2)	$488,413	$705,266
Tax Fees	$—	$—
All Other Fees	$—	$—

Total Fees	$1,923,413	$1,845,601

(1)	“Audit Fees” include the audit of the Company’s consolidated financial statements included in our Forms 10-K, the provision of consents, comfort letters and reviews of our quarterly financial statements.

(2)	“Audit-Related Fees” include stand-alone audits of certain subsidiary operations of the Company and due diligence services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy concerning the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are to be regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, and any such approvals must be reported to the full Audit Committee at its next meeting. All services provided by PricewaterhouseCoopers LLP during 2017 were pre-approved by the Company’s Audit Committee in accordance with this pre-approval policy.

Report of the Audit Committee

The Audit Committee acts under a written charter adopted and approved by the Board, a copy of which may be found on the Company’s website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.” Each of the members of the Audit Committee is independent as defined under the NASDAQ listing standards and applicable law.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its reporting process, including establishing and maintaining internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm, is responsible for auditing our annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by management, the Company’s internal audit function and the Company’s independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2017 with management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

The Audit Committee has discussed with PwC those matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

AUDIT COMMITTEE

Stephen T. Zarrilli (Chair)

James R. Baio

Sheila Hooda

Melody L. Jones

ITEM 3—TO APPROVE BY AN ADVISORY VOTE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

We are asking our shareholders to approve, by an advisory vote, the compensation of our named executive officers (“NEOs”), as disclosed in our Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation contained in this Proxy Statement.

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is tied to the achievement of our strategic and financial results, structured to reward superior Company performance, and designed to:

•	Attract and retain high-caliber leadership;

•	Support a high-performance environment by linking compensation to Company, functional and individual achievements; and

•	Align our executives’ interests with those of our shareholders.

During fiscal 2017, our management team continued to execute our long-term business plan and create significant value for our shareholders. Our key accomplishments and results in 2017 included:

•	Completion of the transformative acquisition of RidgeWorth Investments, which added $40.1 billion of assets under management at the time of the closing;

•	A 101 percent increase in total assets under management to $91.0 billion;

•	A 41 percent increase in total sales to $15.4 billion and a 95 percent improvement in total net flows to $(0.2) billion; and

•	A 57 percent increase in operating income, as adjusted, to $110.4 million, with a related margin of 31%[1].

In considering your vote, we urge shareholders to review the information on the Company’s compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis as well as the discussion regarding the Compensation Committee as set forth in this Proxy Statement.

The Company intends to hold this advisory “Say on Pay” vote on an annual basis and will hold an advisory vote on the frequency of future advisory votes on executive compensation at our 2023 annual meeting.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related materials disclosed in this Proxy Statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Compensation Committee or the Board, nor will it create any additional fiduciary duty on the part of the Compensation Committee or the Board. This advisory vote also does not seek to have the Board or Compensation Committee

[1]	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts on Appendix A to this Proxy Statement.

take any specific action. However, the Board and the Compensation Committee value the view expressed by our shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future. In considering the outcome of this advisory vote, the Board and the Compensation Committee will review and consider all shares voted in favor of the proposal and not in favor of the proposal. A majority of the votes represented at the Annual Meeting, in person or by proxy is required to approve, on an advisory basis, this proposal.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding the executive officers of the Company as of April 1, 2017:

Name	Age	Position
George R. Aylward	53	President, Chief Executive Officer and Director
Michael A. Angerthal	50	Executive Vice President, Chief Financial Officer and Treasurer
W. Patrick Bradley	46	Executive Vice President, Fund Services
Mark S. Flynn	63	Executive Vice President, General Counsel and Corporate Secretary
Barry M. Mandinach	61	Executive Vice President, Head of Distribution
Mardelle W. Peña	65	Executive Vice President, Human Resources
Francis G. Waltman	55	Executive Vice President, Product Management

As Mr. Aylward also serves as a director of the Company, his information is presented above in this Proxy Statement under the heading “Item 1 – Election of Directors – Other Current Members of the Board”.

Mr. Angerthal is Executive Vice President, Chief Financial Officer and Treasurer and has held those positions since January 1, 2009 when the Company became an independent public company. He also serves as our principal accounting officer. Mr. Angerthal joined Phoenix Investment Partners, Inc., the predecessor to the Company, as Senior Vice President, Chief Financial Officer in 2008. Prior to joining the Company, Mr. Angerthal had been the Chief Financial Officer of CBRE Realty Finance, a publicly traded commercial real estate specialty finance company, from 2005 to 2008. Previously, he held several positions with GE Corporation, a diversified technology, media and financial services company, including Manager, Financial Planning & Analysis of GE Real Estate from 2002 to 2005; Staff Analyst, Investor Relations of GE Capital Corp. from 1999 to 2002; and Director, Finance of NBC from 1996 to 1999. Prior to GE, he was a Manager of Business Assurance in the audit practice of Coopers & Lybrand in New York. Mr. Angerthal is a Certified Public Accountant and earned an MBA from Columbia Business School and holds an undergraduate degree in accounting from Pace University in New York.

Mr. Bradley is Executive Vice President, Fund Services. He has served as the Chief Financial Officer and Treasurer of the Virtus Mutual Funds since 2006 and manages all operational and financial matters for the fund family. He is also Chief Financial Officer and Treasurer of the Virtus Variable Insurance Trust, Virtus Alternative Solutions Trust, Virtus Global Multi-Sector Income Fund, Duff & Phelps Select Energy MLP Fund, Inc., Virtus Total Return Fund Inc., and Virtus Global Dividend & Income Fund Inc. He chairs the Valuation and Disclosure Committees of each of the foregoing funds, and has served as a Director of Virtus Global Funds, plc since 2013. Prior to joining Virtus Investment Partners in 2004, Mr. Bradley was an assurance and advisory senior manager with Deloitte where he worked in both the United States and Australia. He consulted and serviced Fortune 500 companies and a top-tier private equity firm. He is a Certified Public Accountant and a member of the Investment Company Institute Accounting and Treasurer’s Committee.

Mr. Flynn has served as Executive Vice President, General Counsel, and Corporate Secretary since February 2011 and as Chief Compliance Officer from 2011 to 2013. Prior to joining the Company, Mr. Flynn served as Chief Legal Officer and Corporate Secretary for iBasis, Inc., an international wholesale telecom carrier, from 2007 until 2011. From 2001 to 2006 he served as Vice President, General Counsel and Secretary for Imagistics International Inc., which marketed, sold and serviced document imaging equipment. Earlier, Mr. Flynn was a partner in the Business Practice Group of Wiggin & Dana, LLP, where he focused on business transactions and general corporate representation. He has also served in senior legal counsel positions at public and private companies in the chemicals and health care industries, including as Senior Deputy General Counsel of Olin Corp., a diversified chemicals and materials company. Mr. Flynn holds a Juris Doctor from Fordham University School of Law and is a member of the American Bar Association, the Association of Corporate Counsel, the Society of Governance Professionals, and the National Association of Corporate Directors.

Mr. Mandinach is Executive Vice President, Head of Distribution. Mr. Mandinach has more than 30 years of experience in the investment management industry, primarily in retail product sales, marketing, and sales leadership. Prior to joining Virtus in 2014, he was at UBS Global Asset Management (U.S.), a global investment services firm for 12 years, most recently as Head of Wholesale Distribution and Chief Marketing Officer, as well as a board member of the PACE Select Funds. From 1999 to 2001, Mr. Mandinach was the Chief Sales and Marketing Officer at Phoenix Investment Partners (PXP), the predecessor to Virtus. Prior to PXP, he was a partner and co-founder, with Martin Zweig and Eugene Glaser, of the Zweig Mutual Funds, which were acquired by PXP in 1999. He began his investment industry career in 1981 at Drexel Burnham Lambert, an investment banking firm, holding sales and product management roles over eight years.

Ms. Peña is Executive Vice President, Human Resources. Ms. Peña joined the Company in 2010 from The Hartford Financial Services Group, a financial services company, where she was Vice President of Human Resources supporting the property and casualty insurance business segments. Prior to joining The Hartford in 2001, she was Senior Vice President and Chief Human Resources officer at ADVO, a direct marketing company. Ms. Peña graduated from the University of Houston with a B.A. in industrial psychology and personnel management and later earned a master’s degree in human resources management from Houston Baptist University.

Mr. Waltman is Executive Vice President, Product Management, a position he has held since January 2009. He also serves as Executive Vice President for numerous trusts and mutual funds sponsored by the Company. Since 2013, Mr. Waltman has served as a director of Virtus Global Funds, plc. Mr. Waltman first joined the Company, then known as PXP, in August 1990 and has held a number of senior positions including Senior Vice President of Product Management and Development from July 2008 to December 2008; Senior Vice President, Product Development and Management, from February 2006 to December 2007; Vice President, Product Development and Management, from January 2005 to February 2006; and Chief Administrative Officer from August 2003 to December 2004. From January 2008 to July 2008, Mr. Waltman was Vice President, Head of Investment Product at Prudential Retirement, a business unit of Prudential Financial, Inc., a global life insurer and asset management company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We rely on a highly qualified and experienced management team that is focused on achieving profitable and sustainable financial results, delivering strong investment performance, and expanding our offerings of attractive products in order to create long-term value for shareholders.

Our executive compensation program is designed to align the interests of executives with shareholders and clients, consistent with a pay-for-performance philosophy, and help us attract and retain top-performing executives. The program focuses on achievement of specific performance objectives, including company profitability, sales, and net flows, and also reinforces the importance of activities that contribute to building the long-term value of the Company.

Our key accomplishments and results in 2017 included:

•	Completion of the transformative acquisition of RidgeWorth Investments (“RidgeWorth”), which added $40.1 billion of assets under management at the time of the closing;

•	A 101 percent increase in total assets under management to $91.0 billion;

•	A 41 percent increase in total sales to $15.4 billion and a 95 percent improvement in total net flows to $(0.2) billion; and

•	A 57 percent increase in operating income, as adjusted, to $110.4 million, with a related margin of 31%[1].

In consideration of the Company’s strong operating results and strategic accomplishments, and employing the process as detailed in this Compensation Discussion and Analysis, 2017 compensation for our named executive officers (“NEOs”) increased from the prior year. Our Chief Executive Officer’s compensation (base salary and annual and long-term incentives) increased by 9.7% in 2017 compared with decreases of 3.2% and 9.1% in 2016 and 2015, respectively. The Compensation Committee (the “Committee”) determined the 2017 compensation was appropriate and consistent with the Company’s pay-for-performance philosophy, particularly in consideration of the reductions in 2016 and 2015, consistent with the Company’s performance. In determining 2017 compensation, the Committee also considered the special one-time equity awards for NEOs that were granted in February 2017 to recognize the significant effort and leadership that would be required for the successful acquisition and integration of RidgeWorth.

Compensation Objectives and Philosophy

Our executive compensation programs are structured to promote our business objectives by:

•	Attracting and retaining high-caliber leadership;

•	Linking compensation to company, functional and individual achievements; and

•	Aligning our executives’ interests with those of our shareholders.

Our executive compensation philosophy is based on the following principles:

•	Performance should be the primary driver of compensation decisions;

•	A substantial percentage of compensation opportunity should be at risk for the executives who bear higher levels of responsibility for performance;

•

A weighting toward performance-based variable “at risk” compensation should lead to higher incentive compensation, if superior performance is achieved, and much lower or no incentive compensation, if it is not;

[1]	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts on Appendix A to this Proxy Statement

•	Compensation levels should reflect an executive’s role in achieving our strategic priorities and business objectives; and

•	Compensation opportunity may change when factors warrant making adjustments based on job responsibilities, the competitive market, the Company’s relative positioning compared to competitors, etc.

Compensation Practices and Policies

	What We Do		What We Don’t Do
✓	Link annual and long-term incentives to performance	×	No single-trigger change-in-control provisions

✓	Balance compensation among cash and equity and fixed and variable pay	×	No employment agreements for our NEOs

✓	Evaluate compensation and performance compared to relevant peer companies	×	No aspects of the pay policies or practices pose material adverse risk to the Company

✓	Require executives to meet minimum stock ownership levels	×	No repricing of underwater stock options

✓	Engage shareholders for input on key issues
✓	Maintain a compensation clawback policy
✓	Impose caps on annual incentive awards
✓	Prohibit hedging of holdings in Company stock
✓	Conduct an annual “Say On Pay” process

Shareholder Communications on Executive Compensation

Shareholder and Proxy Advisory Firm Engagement

The Company is committed to engaging with shareholders on matters of importance, including executive compensation, and has a program in place to engage in regular interaction with shareholders throughout the year. This process provides shareholders with the opportunity to raise issues and concerns directly with the Company’s management. Through this program, the Company reached investors representing 66% of common shares outstanding.

For 2018, we enhanced our shareholder engagement by conducting telephonic meetings with governance teams at some of our largest shareholders. The chair of the Committee, Melody Jones, spoke with shareholders representing 32% of common shares outstanding concerning their views on corporate governance, including executive compensation matters such as pay-for-performance alignment, peer group methodology, and the use of operating and financial metrics in determining compensation awards. We also had detailed discussions with representatives of Institutional Shareholder Services, Inc. and Glass, Lewis & Co. Ms. Jones shared the learnings and feedback received from these discussions with the Board of Directors.

The Committee considered the input from these shareholders and advisory firms, as well as industry best practices, and:

•	Evaluated design elements in our long-term incentive plan and modified the Total Shareholder Return (TSR) metric for 2018 by capping the maximum payout at target if TSR is negative;

•	Increased the transparency of specific performance metrics and business objectives for our executives; and

•

Commenced an assessment of additional modifications for future plan years, potentially including pay mix percentages, the use of a one-year metric in the long-term incentive plan, and setting clear threshold, target and maximum payouts at appropriate levels.

In order to more fully describe our executive compensation process, we:

•	Clarified the linkage between our compensation program and strategic priorities and business objectives;

•	Provided more disclosure about the way the Committee makes decisions about overall incentive funding and use of financial and operational metrics, as well as strategic priorities; and

•	Offered greater insight into the factors considered in the individual compensation decisions for each of the NEO’s annual compensation elements.

Say On Pay

Through our annual “Say On Pay” process, our shareholders provide formal input to the Company on the subject of executive compensation. In the advisory vote relating to the compensation of our NEOs at the 2017 Annual Meeting of Shareholders, approximately 68% of the votes cast approved the “Say On Pay” proposal, a result that was lower than what we would hope to achieve. Based on this result, the Company’s shareholder engagement program for 2018 focused on understanding any concerns of shareholders and the solicitation of more specific and complete input concerning our executive compensation program.

Compensation-Setting Process

The Role of the Compensation Committee

The Committee is responsible for reviewing and establishing executive officer compensation, including base salary, annual and long- term incentive compensation opportunities. The Committee recommends incentive compensation awards for our Chief Executive Officer for approval by the independent members of the Board, and, with the assistance of our CEO, reviews and approves the incentive compensation awards for the other executive officers. The Committee also reviews and approves equity-based grants to our executive officers and other employees of the Company.

Compensation Determination Process

The Committee uses a rigorous process throughout the plan year to set the overall incentive opportunity for the NEOs, establish appropriate metrics and goals, evaluate Company and individual results, and ultimately determine individual awards. This process involves multiple steps, including: (i) setting incentive opportunities by reviewing market positioning in relation to executives’ roles and responsibilities; (ii) determining the metrics to be used in funding and evaluating compensation by basing them upon the output of the Company’s annual strategic and business planning process; and (iii) assessing the Company’s operating results against pre-established business objectives and absolute and relative performance metrics that are linked to the success of the Company, as well as a qualitative review of strategic accomplishments. In determining individual awards, the Committee reviews the Board’s evaluation of the CEO’s performance and his evaluations of the other NEOs, taking into account his views on each executive’s results against their departments’ specific business objectives and their leadership competencies. The Committee also reviews the market assessment of each NEO’s pay to determine placement within the market range.

The Committee believes that evaluating the Company and executives’ performance utilizing this multi-faceted performance assessment process results in strong alignment between pay and performance outcomes.

The Role of Management

Management plays a meaningful role in the compensation-setting process. Our CEO and Executive Vice President, Human Resources attend Committee meetings and assist the Committee in establishing and maintaining compensation programs. Management’s role includes:

•	Providing analyses and supporting information, including third-party survey and proxy information;

•	Making recommendations on compensation levels for executives other than the CEO;

•	Recommending performance metrics and objectives for our annual and long-term compensation programs;

•	Discussing compensation matters as they affect particular executives; and

•	Implementing Committee decisions regarding the plans and programs.

Our CEO evaluates each executive’s financial, operational, and business results, as well as individual accomplishments and contributions, and makes recommendations to the Committee regarding all elements of compensation. Our CEO does not participate in the Committee’s deliberations, nor make a recommendation, regarding his own compensation.

The Use of Compensation Consultant

The Committee has engaged Mercer, a leading human resources consulting firm, as its independent compensation consultant. Mercer attends regularly scheduled meetings of the Committee and provides counsel, objective analysis on the Company’s executive compensation program and practices, and additional competitive data for the Committee’s consideration. In addition, Mercer assists in assessing the risk of the Company’s compensation program and provides ongoing reviews as new compensation plans are developed and existing plans are modified. Mercer believes that the Company’s incentive plans have an appropriate balance between performance incentives and risk mitigation. Mercer and its affiliates do not provide any other consulting services to the Company, avoiding any potential conflict of interest.

The Use of Market Data

As the Company must compete with other asset management companies for talent and must attract and retain critical executive talent with industry-specific skills and experience, the committee believes that comparative data is useful and appropriate in establishing competitive compensation levels for executives. Management obtains and uses third-party survey data from McLagan, a leading performance/reward consulting and benchmarking firm in the financial services industry. Our executive positions are compared against survey data based on positions with similar responsibilities and scope at firms with which we compete in our industry. The Committee reviews and considers compensation data of other publicly traded traditional asset management companies and uses this information as a “market check” and as only one of the factors for evaluating compensation levels.

The Committee, with input from Mercer, has developed a peer group for our executive compensation. These peer companies, listed below are:

•	Publicly traded asset managers;

•

Similar to the Company in important business and organizational attributes such as business model, diversity of investment strategies and products, distribution channels, similarity of management roles, and ownership structure; and

•	Competitors for a broad range of industry talent.

Company	AUM (12/31/17) ($B)	Market Cap[2] (12/31/17) ($M)
Eaton Vance[3]	$449	$6,771
Janus Henderson	371	7,668
BrightSphere Investment Group[4]	243	1,854
Artisan Partners Asset Management[5]	115	2,985
Virtus Investment Partners[6]	91	937
Waddell & Reed Financial	81	1,847
Cohen & Steers	62	2,190
Wisdom Tree Investments	49	1,719
GAMCO Investors[7]	43	859
Pzena Investment Management	39	734
Manning & Napier[5,7]	25	217

[2]	Reflects market cap as calculated using most recently reported common shares outstanding
[3]	As of January 31, 2018
[4]	Formerly OM Asset Management
[5]	Market capitalization calculation adjusted for private shares outstanding
[6]	Market capitalization assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to a conversion price range of $110 to $132 per share
[7]	Excluded from the CEO pay level analysis due to founder status of CEO

Elements of Executive Compensation

Our executive compensation program consists of base salary, annual incentive, and long-term incentives. We believe the majority of executive compensation should be at-risk and, as a result, should come from performance-based pay. The proportion of at-risk compensation, as well as the balance of incentive opportunity mix between annual and long-term incentive opportunity, is determined by each executive’s role and responsibilities as compared to market data.

2017 Executive Compensation

Our compensation plans are designed to ensure a strong linkage between Company’s performance and the compensation of our chief executive officer, chief financial officer and the next three most highly compensated executive officers. For the fiscal year ended December 31, 2017, our NEOs were:

•	George R. Aylward, President and Chief Executive Officer;

•	Michael A. Angerthal, Executive Vice President and Chief Financial Officer;

•	Barry M. Mandinach, Executive Vice President, Head of Distribution;

•	Francis G. Waltman, Executive Vice President, Product Management; and

•	W. Patrick Bradley, Executive Vice President, Fund Services.

In assessing, approving and recommending the compensation for our NEOs, the Committee employs the process as detailed in Compensation Determination Process above. What follows is the Committee’s:

•	Evaluation of the Company’s results, including operating and financial results, strategic accomplishments, and business objectives and results;

•	Determination of the funding level for annual incentive compensation;

•	Evaluation of the individual performance and accomplishments of each NEO; and

•	Determination of annual and long-term incentives and base salaries.

Review of 2017 Results

Operating and Financial Results

•

Total assets under management were $91.0 billion at December 31, 2017, a 101 percent increase from $45.4 billion at the end of the prior year. The increase in AUM included $40.1 billion added on June 1, 2017 from the successful completion of the RidgeWorth acquisition.

•	Operating income, as adjusted, was $110.4 million for 2017, a 57 percent increase from $70.4 million for 2016. The related margins were 31% and 28%, respectively.[8]

•	Net income attributable to common shareholders, as adjusted, was $63.4 million, or $7.78 per diluted common share for 2017, compared with $44.3 million and $5.66, respectively, for 2016.[5]

•	Total sales for 2017 were $15.4 billion, a 41 percent increase compared with $10.9 billion for 2016. Total net flows were $(0.2) billion, a 95 percent improvement from $(4.5) billion for 2016.

•

In 2017, $40.3 million of capital, or 64% of 2017 net income, as adjusted, was returned to shareholders in the form of common and preferred share dividends, share repurchases, and net share settlements.

[8]	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts on Appendix A to this Proxy Statement

Strategic Accomplishments

Closing and Integration of RidgeWorth

The acquisition and integration of RidgeWorth – which added three affiliated managers, nearly doubled assets under management, and expanded resources throughout the organization – was a transformative event for the Company and a significant accomplishment in 2017.

The transaction further diversified revenue and asset mix across strategies, product lines, and clients with the addition of complementary equity and fixed income strategies from three boutique managers – Ceredex Value Advisors, Seix Investment Advisors and Silvant Capital Management. Distribution gained expanded access and opportunities in the institutional, retirement plan, private bank, and registered investment adviser channels. The integration resulted in the streamlining of business support functions and the consolidation of service providers, and the improved scale and increased asset base resulted in a more leveragable business.

The integration of RidgeWorth was a firm-wide effort that was executed simultaneously with ongoing responsibilities and strategic priorities and required the coordination and oversight of multiple departments, work streams and activities throughout the organization. The synergies achieved from the consolidation of duplicative corporate and business support functions were financially beneficial, attained in excess of original expectations, and earlier than estimated.

Expansion and Diversification of Investment Strategies

The nature of the Company’s multi-manager, multi-style approach means that we offer investment strategies that are highly diversified by product type, investment manager and asset class. By offering a broad array of products and strategies, we can appeal to a greater number of investors, have offerings across market cycles and through changes in investor preferences, and diversify revenues.

The Company further diversified assets under management by asset class, manager and product structure. Increased distribution efforts in retail separate accounts resulted in sales of $2.7 billion, up 50 percent from $1.8 billion during 2016, with net flows of $1.0 billion for 2017. Retail separate account assets were $13.9 billion at December 31, 2017, an increase of 64 percent from $8.5 billion in the prior year. Recently introduced product structures – ETFs, offshore products and structured products – combined to generate positive flows of $0.8 billion in 2017 and grew AUM by 2.5 times to $4.5 billion as a result of expanded product and distribution activity. Institutional AUM increased to $20.8 billion, or 23% of year-end AUM, compared with $5.5 billion or 12% of year-end 2016 AUM. Open-end mutual fund assets grew to $43.1 billion in 2017 from $23.4 billion in 2016.

Maintain Strong Long-Term Investment Performance

Helping clients achieve their investment objectives by delivering attractive long-term investment performance is a fundamental element of success in the investment management business and has been a strength of the Company.

As of December 31, 2017, 29 of our open-end mutual funds, representing 81% of rated mutual fund assets, were in 5- and 4-star Morningstar-rated funds, including 82% of assets in equity strategies and 79% of assets in fixed income strategies. Fifty-one of our rated funds, representing 96% of rated fund AUM were in 5-, 4-, and 3-star funds (on an overall basis)9, and 49% of rated mutual fund assets were in the top quartile of their Lipper peer groups for the three-year period ended December 31, 2017. In addition, approximately 90 percent of institutional assets were beating their benchmarks on a three- and five-year basis.

[9]	Percentage of overall-rated AUM in each Morningstar Rating Category. See Appendix B for additional information

Capital Management

The Company has a disciplined approach to allocating capital to business activities and providing a meaningful return to shareholders.

In 2017, $40.3 million of capital, or 64% of 2017 net income, as adjusted, was returned to shareholders in the form of preferred and common share dividends, share repurchases, and net share settlements. The Company completed $230.0 million of equity offerings in common and mandatorily convertible preferred securities, issued a $260.0 million seven-year term loan, which, with existing resources, were used to fund the RidgeWorth acquisition. In addition, the Company closed on a five-year revolving credit facility with favorable terms and obtained its first credit ratings. As of December 31, 2017, the Company had $118.4 million of seed capital, down $61.7 million or 34% from $180.1 million as of December 31, 2016.

2017 Business Objectives and Results

Business Objective	Accomplishments
Maintain a highly differentiated set of quality investments strategies to meet current and future investor demand

•  The completion of the RidgeWorth transaction added 26 mutual funds in multiple asset classes and styles

•  Investment strategies were expanded with traditional value equity, growth equity and dedicated leveraged finance fixed income

•  Introduced five ETFs, three of which are managed by new subadvisers, including a passive emerging markets equity strategy and a multi-factor global equities strategy

•  Structured finance capabilities and offerings were expanded with one new CLO offering and the reset of an existing CLO

Increase market share in existing channels and exploit opportunities in new channels

•  Sales in all product categories increased substantially in 2017 compared with the prior year, with retail separate account sales up 50%, mutual fund sales up 38%, institutional account sales up 30%, and ETF sales up 91%

•  Distribution activities for retail funds were expanded in the subadvisory, retirement, private bank and independent/RIA channels

•  Institutional distribution resources were expanded in consultant relations and direct sales for U.S. and international markets

•  The expansion of the mutual fund complex through the addition of the former RidgeWorth funds made the Company a more meaningful partner to distribution firms

Enhance shared business support services to maximize the effectiveness and leveragability of the business

•  The synergies of a larger mutual fund platform allowed the Company to negotiate lower administration and service fees

•  Completed a multi-year project to outsource certain middle- and back-office capabilities supporting our affiliated managers

•  Successfully integrated the RidgeWorth business while managing the ongoing operations of a growing organization

Attract and retain the talent necessary to support the growth and success of the business

•  Expanded distribution, marketing, product management, and operations resources in conjunction with the acquisition

•  Developed additional “bench strength” for key roles in product, IT, fund administration and finance

•  Augmented resources to support strategic initiatives

Optimize the business model and capital structure to best position the firm for continued growth and creation of long-term shareholder value

•  Redeployed $38.1 million of existing seed capital to introduce new products for the offshore market and made $21.2 million of investments in support of affiliate CLO issuances

•  The financing for the acquisition, which included a seven-year term loan, lowered the Company’s cost of capital and improved the efficiency of the balance sheet

The Company’s results and accomplishments, including those detailed above, were considered by the Committee in making recommendations on adjustments to the annual and long-term incentives and base salaries of the Company’s NEOs.

Determination of Annual Incentive Funding

Annual Incentives, which are paid in cash, are used to promote and reward the achievement of annual performance objectives and are intended to link compensation to annual performance goals and results, attract, motivate and retain high-caliber talent, and align the interests of employees and shareholders.

The funding of annual incentives for NEOs and other eligible employees is based on a percentage of operating income, as adjusted, excluding all variable compensation10 (the “Operating Income Measure”) in order to provide a strong linkage between pay and performance. The annual incentive (AI) funding had an established range of 0% to a maximum of 11.8% of the Operating Income Measure, with funding of 9.7% at Threshold. The final funding factor, within the range, is determined by two equally weighted Primary Metrics: (i) net income, as adjusted,11 excluding AI awards, (“Pre-AI Net Income, As Adjusted”) compared to the level set in relation to the Company’s financial plan; and (ii) open-end mutual fund gross sales rates, relative to industry peers.

The Committee also considers additional Secondary Metrics results, shown below, and strategic accomplishments to ensure that the actual funding amount appropriately reflects overall Company performance. While the Committee considers each of the Secondary Metrics and strategic accomplishments, it does not assign relative weight to any factor but rather applies its judgment in considering them in their entirety.

As shown in the tables below, for 2017, the Committee’s initial assessment of the Company’s performance based on the two Primary Metrics indicated a potential funding percentage of 11.1% of the Operating Income Measure in comparison to 10.0% for the prior year. The funding factor was increased by 0.4% based on the Committee’s evaluation of performance against the Secondary Metrics and strategic accomplishments. The Committee gave particular consideration to the growth in key metrics that were partially attributable to the mid-year acquisition of RidgeWorth, the execution of which had been recognized with special performance equity grants for each of the NEOs. Based on these additional considerations, negative discretion was used to reduce the funding for the NEO’s awards by 25%, resulting in a final funding factor of 8.6% as shown below.

Primary Metrics and Results

	Goals			2017 Results			2016 Results	2015 Results
	Threshold	Target	Maximum	Result	Payout	Total
Primary Metrics and Results
Pre-AI Net Income, as Adjusted	$48.2	$64.2	$80.3	$75.2	168%	84%	39%	37%
Benchmark Industry Inflows	75%	50%	25%	50%	100%	50%	25%	48%
Funding Calculation	50%	100%	200%			134%	64%	85%

Secondary Metrics and Results

	2017	2016	2015
Operating income, as adjusted ($ millions)	$110.4	$70.4	$108.3
Operating margin, as adjusted	30.9%	27.7%	36.7%
EPS, as adjusted	$7.78	$5.66	$7.57
Long-term AUM ($ billions)	$88.8	$45.4	$47.4
Total net flows ($ billions)	($0.2)	($4.7)	($6.3)
4/5 star rated fund AUM[12]	80.7%	84.2%	78.6%

[10]	Operating income, as adjusted, excluding all variable compensation excludes the AI awards, affiliate-based incentives, long-term incentives, sales-based incentives, and other variable pay programs, referred to as the Operating Income Measure
[11]	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts on Appendix A to this Proxy Statement
[12]	Percentage of overall-rated AUM in each Morningstar Rating Category. See Appendix B for additional information

Determination of Final 2017 AI Funding

	Goals			2017 Results	2016 Results	2015 Results
	Threshold	Target	Maximum
Primary Metric Funding Calculation				134.0%
Resulting Funding Factor	9.7%	10.8%	11.8%	11.1%
Adjustment for Secondary Metrics				0.4%
Discretionary Adjustment				(2.9)%
Final Funding Factor				8.6%	10.0%	10.5%

CEO Performance Considerations

In its assessment of Mr. Aylward’s performance, the Committee recognized the Company’s strong financial results and operating performance, as previously described and considered his contribution to achievement of key non-financial objectives, as well as his leadership in providing strategic direction to all aspects of the business, including:

•	Achievement of significant overall operating and financial results compared to fiscal 2016 such as:

-	The 101 percent increase in total assets under management;

-	The 57 percent increase in operating income, as adjusted;

-	The 37 percent increase in earnings per diluted common share, as adjusted; and

-	The 41 percent increase in total sales and the 95 percent improvement in total net flows.

•

Execution of the RidgeWorth acquisition, including transaction financing and the integration of the new affiliates, funds and support resources. A multi-function team, led by the senior management and chaired by Mr. Aylward, managed the firm-wide integration effort, including oversight and execution of cross-functional integration plans, facilitating synergy realization, and providing integration updates to the Board.

•	Ensuring completion of day-to-day business initiatives and other strategic priorities while executing on the acquisition and integration.

•

Assessing and developing future growth opportunities through the evaluation of numerous potential organic and inorganic opportunities, including the proposed acquisition of a majority interest in Sustainable Growth Advisers (“SGA”), which was announced in February 2018 following extensive due diligence and negotiations throughout 2017.

•

Managing relations with the affiliated managers by overseeing the alignment of resources throughout the organization to enhance and support the affiliates, partnering with the leadership of each affiliate to ensure successful completion of strategic initiatives, and identifying future growth opportunities.

•

Positioning the Company for continued growth by maintaining an efficient operating structure, optimizing the capital structure, and ensuring the suitability of company-wide policies and practices regarding risk assessment and risk management.

•	Defining and reinforcing the Company’s vision, value proposition and culture.

•	Developing and guiding the Company’s long-term strategic direction to deliver value for clients and shareholders and partnering with the Board on strategic and business initiatives.

Working with Mercer, the Committee determined an award that would appropriately position the CEO’s total direct compensation based on the market check and commensurate with his performance.

Other NEO Performance Considerations

The CEO conducts an assessment of each NEO relative to individual and functional area contributions to the Company’s overall results for the year. For 2017, the CEO also considered each NEO’s personal leadership in connection with the completion of the RidgeWorth acquisition and the resulting integration while balancing ongoing responsibilities. When setting 2017 incentive compensation for the NEOs, the Committee assessed each NEO’s impact on 2017 results as well as their individual contributions, as described below.

Michael A. Angerthal

As Chief Financial Officer, Mr. Angerthal provides critical leadership in all areas of financial management for the Company, including treasury, accounting, tax, audit, financial planning, investor relations, financial controls, capital management, and certain corporate development activities. Significant results achieved were:

•

In conjunction with the RidgeWorth acquisition, Mr. Angerthal was instrumental in developing and establishing the transaction financing that included the issuance of common and mandatory convertible preferred shares, closing on a seven-year term loan, and the use of existing balance sheet resources. The term loan lowered the Company’s cost of capital and improved the efficiency of the Company’s balance sheet. He also played an important role in achieving the targeted level of cost synergies from the acquisition in advance of the anticipated timeframe. Under his leadership, there was a well-executed integration of the financial processes and controls in connection with the acquisition, including the implementation of a new automated travel and expense program.

•	The Company obtained a new revolving credit facility and obtained its first credit ratings from Moody’s and S&P, which increases future access to the debt capital markets.

•

The financial modeling and transaction structure for the proposed acquisition of SGA, which is scheduled to close in 2018, was completed concurrent with the RidgeWorth acquisition integration. Mr. Angerthal directed the drafting and negotiation of the agreement, which incorporates continued equity ownership for the current partners of SGA.

Barry M. Mandinach

In his role as Head of Distribution, Mr. Mandinach has overall responsibility for the Company’s sales and marketing activities. Under his leadership, sales in all product categories increased substantially in 2017 compared with the prior year. Significant results achieved were:

•

Total sales of $15.4 billion in 2017 included $9.8 billion in open-end mutual funds, a 38% increase over 2016 sales of $7.1 billion; $2.7 billion in retail separate accounts, a 50% increase over prior-year sales of $1.8 billion; and $1.7 billion in institutional accounts, a 30% increase over sales of $1.3 billion in 2016.

•

Open-end mutual fund net flows improved substantially to $(0.7) billion from $(6.0) billion in 2016. Mr. Mandinach’s emphasis on sales efforts toward higher-production financial advisors (“FAs”) resulted in a 76% increase in the number of FAs who achieved at least $1 million of mutual fund and retail separate account sales and a more than 600% increase in the number of producers with at least $5 million in fund and separate account AUM.

•

Sales activity, as determined by the number of FAs who made investments in the Company’s products, increased 28% as a result of focused marketing and distribution activities and the addition of new distribution relationships from the RidgeWorth acquisition.

Francis G. Waltman

As Head of Product Management, Mr. Waltman is responsible for oversight of investment strategies and products, including new product development, ongoing monitoring and competitive assessment of existing products, and interacting with affiliated managers to ensure an environment that supports the continued delivery of strong investment performance. He is also responsible for oversight of the Company’s investment operations and information technology support areas. Significant results achieved were:

•

Expansion of the Company’s investment capabilities, including the introduction of five new ETFs, an equity retail separate account and a fixed income UCITS. Product Management’s assessment of strategies also resulted in the merger of two closed-end funds and the liquidation of sub-scale mutual funds in order to focus resources on growth opportunities.

•

The transfer of governance responsibility for all former RidgeWorth funds to the Virtus funds board, the on-boarding of five new subadvisers (Ceredex, Seix, Silvant, Zevenbergen and WCM); implementing operational shared services to support the new affiliates; and creating a comprehensive information security program throughout the combined systems environment.

•	Assessing the competitiveness of the fee structure for open-end funds and adding new share classes to increase the accessibility of funds in the DCIO (retirement plan) channel.

W. Patrick Bradley

As Head of Fund Services, Mr. Bradley is responsible for oversight of services supporting the Company’s open-end and certain closed-end funds, including fund administration, fund shareholders services, and managing key fund services providers. Significant results achieved were:

•

Managing the consolidation of the former RidgeWorth Funds into the Virtus Mutual Funds, which included negotiations for new sub-administration, fund accounting, transfer agency and custodian agreements, and converting the RidgeWorth funds to new service providers for sub-administration service and fund accounting.

•

Concurrent with the consolidation of the funds, implemented a custodian change for the fund family; negotiated and executed on a line of credit for the funds; consolidated and transitioned all options clearing from three agents to one; and implemented changes in fund year-end reporting to better align services and reduce audit fees.

How individual awards are determined

The Committee determined the individual awards paid to the NEOs by considering a number of factors including the following:

•	The Company’s results with respect to the annual financial and strategic plans as well as activities related to advancing strategic priorities;

•

The individual performance of each NEO, considering achievement of business area objectives for their respective areas of functional responsibility and their individual contributions to the Company’s results; and

•	A market check of annual incentive and total compensation for similar executives in similar companies, taking into account the Company’s performance as compared to such other companies.

Annual Incentive Summary

The table below summarizes the Annual Incentive awards for the NEOs. The CEO’s award was approved by the Board on the recommendation of the Committee, with input from Mercer. The other NEOs’ awards were recommended by the CEO and approved by the Committee, with input from Mercer.

Named Executive Officer	AI Award
	2017	2016	2015
George R. Aylward	$4,000,000	$3,400,000	$3,600,000
Michael A. Angerthal	$1,980,000	$1,700,000	$1,646,000
Barry M. Mandinach	$1,520,000	$1,350,000	$1,555,000
Francis G. Waltman	$1,200,000	$1,050,000	$1,152,000
W. Patrick Bradley[13]	$615,000	N/A	N/A

Long-Term Incentive

Long-term incentives, primarily in the form of equity, are intended to align the interests of executives with those of our shareholders by promoting and rewarding the achievement of the Company’s long-term performance objectives, while attracting, motivating and retaining high-caliber leadership. The Company believes that it is critical that a portion of NEO compensation is reflective of performance for periods longer than one year.

In March 2017, the Committee, with the recommendation of management and input from Mercer, approved the 2017 Long-term Incentive Plan (“LTIP”) pursuant to which our NEOs are granted equity awards equally divided between performance share units (“PSUs”) and time-vested restricted stock units (“RSUs”), all of which cliff vest on March 15, 2020. The time-vested nature of the RSUs ensures continued alignment between the NEOs and the Company’s long-term financial results.

The PSU portion is determined on two equally weighted performance metrics: (i) Total Shareholder Return (“TSR”) ranking, measured over a three-year performance period, and (ii) relative growth in operating income, as adjusted, measured over a one-year performance period. Participants are eligible to earn ratably between 0% and 200% of the number of PSUs granted based on achievement of performance against targeted goals. We use the three-year TSR measure to ensure that we reward NEOs on the achievement of the Company’s longer-term business objectives and strategic priorities. We use the one-year profitability measure because we believe it to be a fundamental metric that investors consider when evaluating the Company’s stock as an investment opportunity, recognizing the inherent volatility that impacts small-cap companies.

Each NEO’s LTIP grant was determined based on the individual’s responsibilities, market-level competitive positioning for similar roles, the Company’s positioning relative to the industry, and other relevant factors. Individual grants are initially set at a dollar value and then converted to share units based on the Company’s closing share price on the grant date (March 15, 2017). The “Target” number of units, as well as the corresponding “Threshold” and “Maximum” for each NEO are included in the Grants of Plan-Based Awards in Fiscal Year 2017 table below under the column heading “Estimated Future Payouts Under Equity Incentive Plan Awards.”

LTIP Performance and Adjustment Summary

In February 2018, the Committee assessed the Company’s results compared to its goals for relative one-year growth in operating income, as adjusted, and determined that performance was in the top quartile. As a result, one-half of the original PSUs granted to each NEO was adjusted to the maximum of 200%. The remaining one-half of the PSU’s granted are assessed on the three-year TSR measure and will not be finalized until the first quarter of 2020, although the Committee noted that based on performance metrics for the first year, which has been completed, the awards currently would have no value. The number of RSUs earned by each NEO, subject to the further vesting requirements, is shown in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

[13]	Mr. Bradley was not a named executive officer with respect to the 2016 and 2015 fiscal years

The table below demonstrates the performance-adjusted results for the one- and three-year performance periods for the PSUs. The Threshold (75th percentile), Target (50th percentile) or Maximum (25th percentile) performance result is reflected for each of the two equally weighted performance metrics. Consistent with our pay-for-performance philosophy, the performance-adjusted value of one-year and three-year measures for the 2015-2017 LTIP, as well as the one-year measure for the 2016-2018 LTIP, were determined to have a $0 value.

2015 – 2017 LTIP PSU Summary
	One-Year Relative Growth in Operating Income, as adjusted[14]			Three-Year Total Shareholder Return Ranking[15]
Performance Period	Weighting	Performance	Final Adjusted Award	Weighting	Performance	Final Adjusted Award
2017-2019	25%	25th Percentile	200%[16]	25%	TBD	TBD[17]
2016-2018	25%	75th Percentile	0%	25%	TBD	TBD[18]
2015-2017	50%	75th Percentile	0%	50%	75th Percentile	0%

NOTE: Each row represents separate LTIP grants for each of the years shown. The weighting of each component of a grant is a percent of the overall award for that LTIP grant cycle. “Final Adjusted Award” reflects the Performance-adjusted award as a percentage of target. “TBD” signifies that performance results are pending for the specified 3-year performance periods.

The table below represents the value of PSUs granted to the CEO and NEOs in 2015, 2016 and 2017 for which the performance cycle has been completed.

	2015 to 2017 LTIP				2016 to 2018 LTIP		2017 to 2019 LTIP
	1 Year Measure		3 year Measure		1 Year Measure		1 Year Measure
Name	Grant Date Value ($)	Adjusted Value ($)	Grant Date Value ($)	Adjusted Value ($)	Grant Date Value ($)	Adjusted Value ($)	Grant Date Value ($)	Adjusted Value ($)
George R. Aylward	1,125,000	0	1,125,000	0	562,500	0	562,500	1,125,000
Michael A. Angerthal	200,000	0	200,000	0	100,000	0	100,000	200,000
Barry M. Mandinach	200,000	0	200,000	0	100,000	0	100,000	200,000
Francis G. Waltman	200,000	0	200,000	0	100,000	0	100,000	200,000
W. Patrick Bradley							43,750	87,500

Base Salary

Base salaries, which are paid in cash, are determined by each NEO’s scope of responsibilities and position, performance history, internal parity, and relationship to comparable positions as measured by market surveys. The base salary is intended to attract, motivate and retain high-caliber talent.

[14]	Defined as the annual growth in operating income, as adjusted, relative to the set of companies utilized for comparative financial results (See Appendix C to this Proxy Statement for list of companies)
[15]	Defined as the cumulative total return of the Company’s stock, including dividends, relative to the set of companies utilized for comparative financial results (See Appendix C to this Proxy Statement for list of companies)
[16]	In February 2018, the Committee assessed relative one-year growth in operating income, as adjusted, and determined that performance was above the 25th percentile. As a result, one-half of the original PSUs granted to each NEO was increased by a performance adjustment factor of 200%. These PSUs will vest after an additional two-year period ending on December 31, 2019
[17]	In February 2020, the Committee will assess the Company’s three-year shareholder return ranking as of December 31, 2019 and certify the results for the remaining one-half of the original PSUs
[18]	In February 2019, the Committee will assess the Company’s three-year shareholder return ranking as of December 31, 2018 and certify the results for the remaining one-half of the original PSUs

Base salaries for our executives are reviewed annually, taking into consideration competitive market levels, mix of pay, and the performance of each executive. Adjustments, if any, are approved by the Committee, and, with regard to our CEO, by the Board, and typically occur in the first quarter of the year. The Committee approved adjustments, effective March 1, 2017, based on a market analysis, increasing Messrs. Angerthal, Mandinach, Waltman and Bradley salaries to $375,000, $415,000, $340,000, and $275,000, respectively. The Committee determined not to adjust Mr. Aylward’s base salary in 2017.

2017 Special Performance Equity Award

As described in the 2017 Proxy Statement, in February 2017 the Committee approved a special one-time performance award as shown below to the Company’s NEOs in recognition of the significant effort and leadership that would be required in connection with the closing and integration of the RidgeWorth acquisition. In February 2018, the Committee certified that the performance criteria had been met. The first tranche comprising 50% of the PSUs awarded vested on February 22, 2018, the first anniversary of the grant date. The second tranche, comprising the other 50% of the award, will vest on February 22, 2019, the second anniversary of the grant date.

Performance Results

Performance Criteria and Results
Closing of Acquisition

•  The acquisition closed on June 1, 2017

•  The transaction was closed within, or exceeding, modeled financial parameters

•  The synergy target of $25.0 million was achieved within the first year, ahead of schedule

Integration Activities	• The Board was provided with quarterly updates on the execution of integration activities • Integration activities were substantially completed, ahead of project time line as of December 31, 2017

Named Executive Officer	Performance Grant
George R. Aylward	$1,000,000
Michael A. Angerthal	$600,000
Barry M. Mandinach	$400,000
Francis G. Waltman	$600,000
W. Patrick Bradley	$400,000

Executive Compensation Mix

The charts below reflect the mix of 2017 compensation consisting of base salary, annual incentive, and long-term incentives at grant value for the CEO and the NEOs, showing that 92% of the CEO pay and 83% of the NEO pay was in the form of variable pay.

CEO Realized Pay

The pay of our CEO, as reported in the Summary Compensation Table, reflects the accounting value of long-term equity awards at the time of grant and not the value actually realized by Mr. Aylward from these awards. Since a significant portion of the reported compensation represents potential pay, we believe it is useful to supplement the information provided in the Summary Compensation Table by also looking at the pay that Mr. Aylward actually realized during the year. The table below compares our year-end stock price to “realized pay” of Mr. Aylward for each of the last five years, illustrating the strong correlation between our stock price and the pay actually received by him.

*	Performance results on both metrics for the 2015 - 2017 LTIP were below threshold, resulting in a $0 value.

The base salary and annual incentive paid are as reported in the Summary Compensation Table for the respective years. The realized value of time-vested Restricted Stock Units reflects the number of units vested multiplied by the stock price on date of vesting, with the value illustrated in the year of vesting. The realized value for Performance Share Units reflects the number of units actually earned multiplied by the stock price at the close of the applicable performance period, with the value illustrated in the last year of the performance period.

2018 Executive Compensation

Long-Term Incentive

In the first quarter of 2018, the Committee approved the 2018 LTIP, which includes awards granted 50% in PSUs and 50% in RSUs. The Committee modified the design of the 2018 LTIP as it relates to the three-year relative TSR metric. Regardless of peer ranking, if the TSR is negative, the maximum award allowed will be capped at target. Otherwise, the 2018 plan remains consistent with the 2017 plan.

Other Executive Compensation Features

Stock Ownership Guidelines

The Committee believes that executive officers should own a significant amount of Company stock, so that they share the same long-term investment risks and rewards as other shareholders, based on the Company’s stock performance. The Company has stock ownership guidelines under which the Company’s NEOs are expected to accumulate Company stock with a value equivalent to a base salary multiple as reflected in the table below. In order for individuals to meet the guidelines, the Committee expects that 75% of the net shares (shares received, net of shares withheld for taxes) acquired under the Omnibus Incentive and Equity Plan would be held until the guideline is met. NEOs are expected to meet the ownership guidelines within five years. The Committee reviews NEO stock ownership levels annually and monitors that appropriate progress is being made toward compliance with the ownership guidelines, pursuant to the policy. As of December 31, 2017, all NEOs were in compliance with the guidelines.

Executive Officer Level	Ownership Level
Chief Executive Officer	5x Annual Salary
Executive Vice President	3x Annual Salary

Severance and Change-in-Control Agreements

Severance

The Company provides executives, including the NEOs, with an executive severance arrangement that provides for separation pay and benefits on the condition that the departed executive does not solicit clients and employees, or take other actions that may harm the Company for specified periods following termination. Benefits are tiered based on years of service and calculated using the executive’s base salary and the average of the last two years of annual incentive payment. We believe that having pre-set terms governing an executive’s separation from service tends to reduce the time and effort needed to negotiate individual termination agreements, and promotes more uniform and fair treatment of executives. See “Termination Payments and Change-in-Control Arrangements – Executive Severance Allowance Plan.”

Change-in-Control Agreement

Mr. Aylward, our CEO, is the only executive with a change-in-control agreement, as further described under “Termination Payments and Change-in-Control Arrangements – Change-in-Control Agreement with Mr. Aylward.” This is a legacy agreement that was put into effect December 31, 2008 at the time when the Company was preparing to become a public company. During any period in which a change-in-control occurs, the agreement provides that Mr. Aylward is entitled to receive benefits, which are designed to ensure management continuity, preserve shareholder value, enable the CEO to focus on his responsibilities without undue distraction due to concerns related to new owners, and encourage retention. These benefits are also designed to assure that in these circumstances, the CEO will not be unduly influenced in his actions by events that could occur following a change-in-control.

Mr. Aylward’s change-in-control agreement includes a “double trigger” provision which means that, in order for Mr. Aylward to receive benefits under the agreement, there must be both a change-in-control and a termination by the Company without cause or by him for good reason within two years following the change-in-control. Under the terms of the change-in-control agreement, Mr. Aylward is entitled to a tax gross-up in the event that the aggregate value of all “excess parachute payments” as defined under the Internal Revenue Code (“Code”) Section 280G upon a change-in-control, exceeds, by 10% or more, the maximum amount which could be paid to him without him incurring an excise tax of 20% under Code Section 4999. If the “excess parachute payments” are under 10%, then the amounts payable to Mr. Aylward under the change-in-control agreement will be reduced to the maximum amount allowed without triggering Code Section 280G. The gross-up is intended to preserve the level of benefits to be provided under the agreement, but includes the 10% threshold to avoid situations where the cost to the Company far exceeds the benefit to Mr. Aylward.

Benefits and Perquisites

Consistent with the Company’s compensation philosophy, the Company provides only limited personal benefits to the NEOs. Benefits and perquisites provided to our executive officers are the same as those offered to all other Company employees.

Clawback Policy

Awards made under the AI and LTIP are subject to forfeiture or recovery to the extent that the Committee determines that the achievement of performance goals or targets was based on materially inaccurate financial statements or other performance measurement. Awards and any cash or other property distributed in respect of any vested or earned awards are also made subject to forfeiture to the extent required by applicable law, including to the extent the Company is required by applicable law, rule or regulation to include or adopt any additional forfeiture or “clawback” provision relating to outstanding and/or vested or earned awards or any future awards, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise. With respect to awards granted prior to the adoption of these provisions, in the event relevant performance measures on which incentive payments were determined are subsequently restated due to material noncompliance with financial reporting requirements or otherwise adjusted in a manner that would reduce the size of a payment, the Committee may seek recovery of incentive payments if the Committee determines that there existed any misconduct by the particular participant or any other circumstances that would warrant recovery of any awards previously granted.

Anti-Hedging Policy

The Company has adopted a policy that prohibits directors and executive officers of the Company from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company through the purchase of financial instruments designed to offset such risk. Such transactions could potentially separate the holder’s interest from those of shareholders of the Company and as such, are prohibited.

Tax Considerations

Code Section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to their named executive officers. For compensation paid prior to 2018 and certain “grandfathered” arrangements in place prior to November 2, 2017, Section 162(m) exempts qualifying performance-based compensation from the $1 million limitation if specified requirements are met. The deductibility of compensation is just one of the critical factors in the design and implementation of any compensation arrangement. Accordingly, the Company expects that at least a portion of the compensation paid to its named executive officers in excess of $1 million will be non-deductible. However, the performance-based compensation exemption has been repealed, effective for taxable years beginning after December 31, 2017, such that future compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Code Section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments,” and Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. In the event that a portion of a potential payment to our CEO under his change-in-control agreement would be classified as an excess parachute payment, we may be denied a federal income tax deduction, and our CEO may become entitled to a gross-up tax payment to compensate him or make him whole in respect of the excise tax. No other NEO or other executive officer has any potential tax gross-up protection in connection with a severance event.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2017 Annual Report on Form 10-K.

Respectfully Submitted:

COMPENSATION COMMITTEE

Melody L. Jones (Chair)

James R. Baio

Mark C. Treanor

Summary Compensation Table

The following table provides information concerning the compensation for fiscal years 2015 through 2017 of the NEOs.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compen- sation (4) ($)	All Other Compen- sation (5) ($)	Total ($)
George R. Aylward President and Chief Executive Officer	2017	550,000	—	3,250,000	—	4,000,000	10,800	7,810,800
	2016	550,000	—	2,250,000	—	3,400,000	10,992	6,210,992
	2015	550,000	—	2,250,000	—	3,600,000	13,704	6,413,704

Michael A. Angerthal	2017	370,833	—	1,000,000	—	1,980,000	10,800	3,361,633
Executive Vice President, Chief Financial Officer	2016	350,000	—	400,000	—	1,700,000	10,600	2,460,600
	2015	350,000	—	400,000	—	1,646,000	13,704	2,409,704

Barry M. Mandinach	2017	412,500	—	800,000	—	1,520,000	10,800	2,743,300
Executive Vice President, Head of Distribution	2016	400,000	—	400,000	—	1,350,000	35,600	2,185,600
	2015	400,000	—	799,951	—	1,555,000	25,589	2,780,540

Francis G. Waltman	2017	337,500	—	1,000,000	—	1,200,000	10,800	2,548,300
Executive Vice President, Product Management	2016	325,000	—	400,000	—	1,050,000	11,579	1,786,579
	2015	325,000	—	400,000	—	1,152,000	15,229	1,892,229

W. Patrick Bradley	2017	269,167	—	575,000	—	615,000	10,767	1,469,934
Executive Vice President, Fund Services

(1)	The amounts reported in this column represent base salaries earned by each of the named executive officers for the listed fiscal year and have not been reduced for deferrals. Effective March 1, 2017, the salaries for Messrs. Angerthal, Mandinach, Waltman and Bradley increased to $375,000, $415,000, $340,000 and $275,000, respectively, and the amounts in this column reflect the respective new salary levels through the end of the year.

(2)	The amounts reported in this column reflect the aggregate value of stock awards computed in accordance with FASB ASC Topic 718 and do not represent the actual value earned. Additional information concerning the Company’s accounting for its equity awards is included in Note 14 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The amounts reported in this column reflect the annual LTIP award granted March 15, 2017 and a special one-time performance award granted February 22, 2017. The value of the awards are shown in the table below.

NEO	LTIP Award ($)	One-Time Performance Award ($)	Total Equity Awards ($)
George R. Aylward	$2,250,000	$1,000,000	$3,250,000
Michael A. Angerthal	$400,000	$600,000	$1,000,000
Barry M. Mandinach	$400,000	$400,000	$800,000
Francis G. Waltman	$400,000	$600,000	$1,000,000
W. Patrick Bradley	$175,000	$400,000	$575,000

The 2017-2019 LTIP award was granted March 15, 2017. If fully earned, the 2017 LTIP maximum adjusted award for each of our NEOs would be as follows: $3,375,000 for Mr. Aylward; $600,000 for Mr. Angerthal; $600,000 for Mr. Mandinach; $600,000 for Mr. Waltman; and $262,500 for Mr. Bradley. The award comprises 50% RSUs and 50% PSUs, with 50% of the PSUs having a performance measurement period ending December 31, 2017 and 50% having a performance measurement period ending December 31, 2019, all with a three-year vesting period. The performance was in the top quartile for the PSUs that completed the performance cycle on December 31, 2017, and therefore they have a value of 200% for each NEO. The remaining PSUs, measured at December 31, 2019, will convert to RSUs with a value from 0% - 200% of the award granted based on Company performance.

The 2017 one-time performance award was granted on February 22, 2017. As described earlier in the Compensation Discussion and Analysis under the heading “2017 Special Performance Equity Award,” the Committee approved this special one-time award in recognition of the significant effort and leadership that would be required in connection with the closing and integration of the RidgeWorth acquisition. In February 2018, the Committee certified that the performance criteria had been met. Accordingly, the first tranche comprising 50% of the PSUs awarded vested on February 22, 2018, the first anniversary of the grant date, while the second tranche comprising the other 50% of the award will vest on the second anniversary of the grant date.

The 2015 and 2016 LTIP awards are described below:

For the 2016-2018 LTIP, the award comprises 50% RSUs and 50% PSUs, with 50% of the PSUs having a performance measurement period ending 12/31/16 and 50% having a performance measurement period ending 12/31/18, all with a three-year vesting period. The performance threshold was not achieved for the PSUs that completed the performance cycle ended 12/31/16, and therefore they have a value of $0 for each NEO. The remaining PSUs, measured at 12/31/18, will convert to RSUs with a value from 0% - 200% of the award granted based on Company performance.

For the 2015-2017 LTIP, the award fully comprises PSUs, with 50% having a performance measurement period ending 12/31/15 and 50% having a performance measurement period ending 12/31/17, all with a three-year vesting period. The performance threshold was not achieved for the PSUs that completed the performance cycle ended 12/31/15, and therefore they have a value of $0 for each NEO. The performance threshold was not achieved for the PSUs that completed the performance cycle ended 12/31/17, and therefore they have a value of $0 for each NEO.

The following table represents the value of PSUs granted, by NEO, in 2015-2017.

Name and Principal Position	Plan Period (a)	Grant Date Value (b) ($)	Measurement Date (c)	% of LTIP Award (d) (%)	Performance Adjustment (e) (%)	Performance Adjustment (f) ($)	Final Award Value (g) ($)
George R. Aylward	2017 to 2019	562,500	12/31/17	25%	200%	562,500	1,125,000
President and Chief Executive Officer	2017 to 2019	562,500	12/31/19	25%	(h )	(h )	(h	)
	2016 to 2018	562,500	12/31/16	25%	0%	(562,500)	0
	2016 to 2018	562,500	12/31/18	25%	(h )	(h )	(h	)
	2015 to 2017	1,125,000	12/31/15	50%	0%	(1,125,000)	0
	2015 to 2017	1.125,000	12/31/17	50%	0%	(1,125,000)	0

Michael A. Angerthal	2017 to 2019	100,000	12/31/17	25%	200%	100,000	200,000
Executive Vice President, Chief Financial Officer	2017 to 2019	100,000	12/31/19	25%	(h )	(h )	(h	)
	2016 to 2018	100,000	12/31/16	25%	0%	(100,000)	0
	2016 to 2018	100,000	12/31/18	25%	(h )	(h )	(h	)
	2015 to 2017	200,000	12/31/15	50%	0%	(200,000)	0
	2015 to 2017	200,000	12/31/17	50%	0%	(200,000)	0

Barry M. Mandinach	2017 to 2019	100,000	12/31/17	25%	200%	100,000	200,000
Executive Vice President, Head of Distribution	2017 to 2019	100,000	12/31/19	25%	(h )	(h )	(h	)
	2016 to 2018	100,000	12/31/16	25%	0%	(100,000)	0
	2016 to 2018	100,000	12/31/18	25%	(h )	(h )	(h	)
	2015 to 2017	200,000	12/31/15	50%	0%	(200,000)	0
	2015 to 2017	200,000	12/31/17	50%	0%	(200,000)	0

Francis G. Waltman	2017 to 2019	100,000	12/31/17	25%	200%	100,000	200,000
Executive Vice President, Product Management	2017 to 2019	100,000	12/31/19	25%	(h )	(h )	(h	)
	2016 to 2018	100,000	12/31/16	25%	0%	(100,000)	0
	2016 to 2018	100,000	12/31/18	25%	(h )	(h )	(h	)
	2015 to 2017	200,000	12/31/15	50%	0%	(200,000)	0
	2015 to 2017	200,000	12/31/17	50%	0%	(200,000)	0
W. Patrick Bradley	2017 to 2019	43,750	12/31/17	25%	200%	43,750	87,500
Executive Vice President, Fund Services	2017 to 2019	43,750	12/31/19	25%	(h )	(h )	(h	)

(a)	Reflects the time period for the related LTIP program; each row represents a separate performance grant within LTIP for the years shown

(b)	The amounts reported in this column reflect the grant date value of the award

(c)	The performance measurement period end date for each performance grant

(d)	The weighting of each grant as a percent of the overall LTIP award for that grant cycle

(e)	The resulting performance-adjustment percent from 0% - 200%

(f)	The value of the performance-adjustment

(g)	The value of the award following the performance adjustment, equal to the grant date value (b) plus the value of the performance-adjustment (f)

(h)	The performance period has not concluded for the grants noted

(3)	The Company has not issued stock options since 2011

(4)	The amounts reported in this column reflect the actual cash award earned under the annual incentive plan for the respective year

(5)	The amounts reported in this column represent Company contributions to the 401(k) Plan, and for Mr. Mandinach, reimbursement of $25,000 in 2016 and $6,250 in 2015 in housing expenses

Grants of Plan-Based Awards in Fiscal Year 2017

The table below provides information on PSUs, RSUs and equity- and non-equity-based performance awards granted to each of the Company’s NEOs during the fiscal year ended December 31, 2017. All awards were made under our Omnibus Incentive and Equity Plan (the “Omnibus Plan”).

Name	Grant Date	Date of Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Units) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($)	Target ($) (a)	Maximum ($)	Threshold (#)	Target (#) (b)	Maximum (#)
George R. Aylward			0	3,400,000
	02/22/17	02/14/17				0	9,062	9,062				999,992
	03/15/17	02/14/17				10,275	20,547	30,819				2,249,897
Michael A. Angerthal			0	1,700,000
	02/22/17	02/14/17				0	5,437	5,437				599,973
	03/15/17	02/14/17				1,826	3,652	5,478				399,894
Barry M. Mandinach			0	1,350,000
	02/22/17	02/14/17				0	3,624	3,624				399,908
	03/15/17	02/14/17				1,826	3,652	5,478				399,894
Francis G. Waltman			0	1,200,000
	02/22/17	02/14/17				0	5,437	5,437				599,973
	03/15/17	02/14/17				1,826	3,652	5,478				399,894
W. Patrick Bradley			0	615,000
	02/22/17	02/14/17				0	3,624	3,624				399,908
	03/15/17	02/14/17				800	1,598	2,396				174,981

(1)	The amounts as reflected in column (a) relate to the annual cash incentive opportunities under the 2017 Annual Incentive for each NEO. Because the actual payout is based on the level of performance achieved, the target amount is not determinable and therefore, in accordance with SEC rules, the amount is a representative amount based on 2016 performance. Maximum amounts were used for compliance with Code Section 162(m) performance-based compensation exemption only, which has been repealed effective for taxable years beginning after December 31, 2017, and are not included in the table above. The metrics against which performance was measured under this plan, as well as the actual payments, are discussed in the Compensation Discussion and Analysis and the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	The 2017 one-time performance award granted on February 22, 2017, as described in footnote 2 of the Summary Compensation Table, reported in these columns represents the award opportunities for each NEO. As discussed earlier in the Compensation Discussion and Analysis under the heading “2017 Executive Compensation,” the Committee approved this special one-time award in recognition of the significant effort and leadership that would be required in connection with the closing and integration of the RidgeWorth acquisition.

The 2017 LTIP amounts granted on March 15, 2017, as described in footnote 2 of the Summary Compensation Table, reported in these columns represents the award opportunities for each NEO. The two metrics against which performance are measured in this plan are discussed earlier in the Compensation Discussion and Analysis under the heading “2017 Executive Compensation.”

(3)	For the 2017 one-time equity grant, the grant date fair value is equal to the number of units granted as reflected in column (b) multiplied by $110.35, the closing price of the Company’s common stock on the date of the grant.

For the March 15, 2017 LTIP award, the grant date fair value is equal to the number of units granted as reflected in column (b) multiplied by $109.50, the closing price of the Company’s common stock on that date.

Outstanding Equity Awards at 2017 Fiscal Year-End

The table below provides information on the stock options, RSUs and PSUs held by each of the Company’s NEOs as of December 31, 2017.

	Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
George R. Aylward	19,521			31.38	02/13/18
	23,120			9.40	04/20/19
						14,686	(3)	1,689,624
						10,275	(6)	1,182,139
						10,272	(7)	1,181,794
									7,343	(4)	844,812
									9,062	(5)	1,042,583
									5,136	(8)	590,897
Michael A. Angerthal	15,867			9.40	04/20/19
						2,610	(3)	300,281
						1,826	(6)	210,081
						1,826	(7)	210,081
									1,305	(4)	150,140
									5,437	(5)	625,527
									913	(8)	105,041
Barry M. Mandinach						2,610	(3)	300,281
						1,826	(6)	210,081
						1,826	(7)	210,081
						1,135	(9)	130,582
									1,305	(4)	150,140
									3,624	(5)	416,941
									913	(8)	105,041
Francis G. Waltman						2,610	(3)	300,281
						1,826	(6)	210,081
						1,826	(7)	210,081
									1,305	(4)	150,140
									5,437	(5)	625,527
									913	(8)	105,041
W. Patrick Bradley						815	(3)	93,766
						800	(6)	92,040
						798	(7)	91,810
									407	(4)	46,825
									3,624	(5)	416,941
									399	(8)	45,905

(1)	The Company has not issued stock options since 2011. All options outstanding are vested and became 100% exercisable on the third anniversary of the option award grant date.

(2)	All RSU and PSU values are based on $115.05, the closing price of the Company’s common stock on December 29, 2017, the last trading day of our fiscal year.

The 2015 LTIP award was not earned based on Company performance and therefore is not reflected in the table above. The original PSUs granted under the one-year and three-year performance periods were 15,992 units for Mr. Aylward; 2,842 units for Mr. Angerthal; 2,842 units for Mr. Mandinach; 2,842 units for Mr. Waltman; and 888 units for Mr. Bradley.

(3)	This amount represents 50% of the 2016 LTIP award made up of RSUs and will vest on March 15, 2019.

(4)	This amount represents 25% of the 2016 LTIP award made up of PSUs that will convert to RSUs with a value from 0% - 200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2019.

The remaining 25% of the 2016 LTIP award that completed the one-year performance cycle was not earned based on Company performance. The values under this portion of the grant are $0 for each of the NEOs, and therefore are not reflected in the table above. The original PSUs granted, but not earned, were 7,343 units for Mr. Aylward; 1,305 units for Mr. Angerthal; 1,305 units for Mr. Mandinach; 1,305 units for Mr. Waltman; and 407 units for Mr. Bradley.

(5)	This amount represents the number of PSUs converted to RSUs as part of a special one-time performance award for the NEOs in recognition of the significant effort and leadership required in connection with the successful closing and integration of RidgeWorth. This award vests in equal installments on February 22, 2018 and February 22, 2019.

(6)	This amount represents 50% of the 2017 LTIP award made up of RSUs that will vest on March 15, 2020.

(7)	This amount represents 25% of the 2017 LTIP award that completed the one-year performance cycle on December 31, 2017 and will vest on March 15, 2020.

(8)	This amount represents 25% of the 2017 LTIP award made up of PSUs that will convert to RSUs with a value from 0% - 200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2020.

(9)	This amount represents the number of unvested RSUs awarded to Mr. Mandinach in 2015 as part of his hiring agreement. This award vests one-third each year on May 18, 2016, May 18, 2017 and May 18, 2018.

Option Exercises and Stock Vested in Fiscal Year 2017

The table below sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during 2017 by each of our NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
George R. Aylward	10,899	744,972	11,388	1,202,573

Michael A. Angerthal	—	—	1,708	180,365

Barry M. Mandinach	—	—	3,789	389,912

Francis G. Waltman	—	—	1,708	180,365

W. Patrick Bradley	—	—	568	59,981

(1)	The value realized on vesting is computed by multiplying the number of RSUs that vested by the closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation in Fiscal Year 2017

The following table reflects each NEO’s 2017 compensation deferrals, Company contributions, earnings, withdrawal activity, and aggregate balance as of December 31, 2017 under the Company’s Non-Qualified Excess Investment Plan (the “Excess Plan”).

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

George R. Aylward	—	—	19,885	—	114,261

Michael A. Angerthal	—	—	—	—	—

Barry M. Mandinach	—	—	—	—	—

Francis G. Waltman	—	—	—	—	—

W. Patrick Bradley	—	—	—	—	—

(1)	There were no voluntary deferrals of salary in 2017.

(2)	There were no Company contributions to the Excess Plan in 2017.

The Virtus Investment Partners, Inc. Non-Qualified Excess Investment Plan

The Company maintains the Excess Plan to provide eligible employees with the opportunity to save for retirement and defer tax payments.

Under the Excess Plan, a participant may elect to defer up to 60% of his or her “compensation,” which is defined under the plan as the portion of a participant’s base salary that exceeds the dollar limit under Code Section 401(a)(17). Amounts deferred under the Excess Plan are credited to a participant’s deferral account and are deemed invested in the available investment funds selected by the participant. Deferrals are credited to the selected funds based on the market price for such funds on the date such compensation would otherwise have been paid. Matching contributions, if any, are deemed invested in the same funds in which the underlying deferrals are invested. There are no above-market, preferred, or guaranteed returns in the Excess Plan. Participants can change their investment choices at any time.

Distributions will be made, or commence, on the 15th day of the month following the participant’s sixth month of separation from service, either in a lump sum payment or in annual installment payments over a period of two to ten years, as elected by the participant prior to the year in which the services giving rise to the deferrals are rendered.

Termination Payments and Change-in-Control Arrangements

Each of our current NEOs participates in the Company’s Executive Severance Allowance Plan (the “Severance Plan”). The Company also has a Change-in-Control Agreement with our CEO, Mr. Aylward. In addition, under the Company’s equity award agreement, the vesting of awards may accelerate under specified conditions. These arrangements are described below. No incremental benefits would be provided under these arrangements in the event of termination by the Company for cause or a voluntary termination by the named executive officer without good reason.

Executive Severance Allowance Plan

Receipt of benefits under the Executive Severance Allowance Plan are conditioned on a number of factors, including covenants within the terms of that plan and the signing of a Severance Agreement and Release containing additional covenants and a release of claims against the Company. The Severance Plan conditions receipt of benefits on: (i) refraining from interfering with ongoing operations and from making disparaging remarks concerning the Company, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions would cause immediate cessation of all payments under the plan, and the executive would be required to immediately reimburse the Company for all payments previously made.

An executive would not be entitled to receive benefits or payments under the Severance Plan if he or she is terminated for cause, as determined in the sole discretion of the Company, which, for this purpose, would include: (i) a conviction of (or plea of nolo contendere to) a felony or other crime involving fraud or moral turpitude; (ii) an act of misconduct (including a violation of our Code of Conduct); (iii) unsatisfactory performance; or (iv) a failure to attempt or refusal to perform legal directives of the Board or our executive officers.

Except as described above, under the Severance Plan, if a named executive officer is involuntarily terminated for any reason or terminated voluntarily or involuntarily by resignation upon the Company’s written request, he or she will be eligible to receive, subject to certain exceptions:

•	12 months of base salary (or 18 months for our CEO);

•	the average of the named executive officer’s actually earned and paid annual cash incentive award for the prior two completed fiscal years or, for our CEO, 1.5 times this average; and

•	a pro-rata portion of the annual incentive award actually earned by the named executive officer for the fiscal year in which he or she separated from service.

Any such severance amounts paid by the Company may be made in the form of a lump sum payment or in equal periodic installments, except that the pro-rata portion of any actually earned annual incentive award generally would be paid after the actual amount earned is calculated following the end of the applicable fiscal year. In addition, no severance payment would be paid later than March 15 of the calendar year following the executive’s separation from service with the Company (unless otherwise required pursuant to Code Section 409A).

Our named executive officers would also be entitled under the Severance Plan to receive outplacement services for six months and continued subsidized medical and dental coverage for 12 months of the 18-month COBRA continuation period, if the executive elects coverage under COBRA.

Upon termination of employment, all named executive officers would be entitled to receive, in accordance with the terms of the applicable plan and the elections of the named executive officer, distribution of his or her account balances under the Company’s 401(k) Plan and the Excess Plan. The aggregate balance of each of our named executive officer’s accounts under the Excess Plan as of December 31, 2017 is reflected in the “Non-Qualified Deferred Compensation in Fiscal Year 2017 ” table above.

In the event that Mr. Aylward was entitled to receive payments from the Company under his Change-in-Control Agreement, he would not receive payments from the Company under the Severance Plan.

Acceleration of Equity Awards

Under the terms of the Company’s option award agreements, if a named executive officer terminates employment with the Company by reason of death, his or her estate would be entitled to immediate vesting of the options. If termination of employment is by reason of disability, the options vest in accordance with the terms of the grant. If termination of employment is for cause, all unexercised options are immediately forfeited. If a named executive officer is terminated for any other reason, unvested options as of the termination date will be immediately forfeited and the named executive officer will have the right to exercise vested options prior to the original expiration date or within 90 days, whichever period is shorter. In the event of a change-in-control, as described below, all unvested options automatically vest; however, no automatic vesting would occur if the Committee reasonably determines in good faith, prior to the change-in-control, that such awards would be honored or assumed or a new award would be substituted with substantially similar conditions to the current award and with provisions that allow for immediate vesting if the executive is involuntarily terminated for any reason including death, disability or not for cause, or is constructively terminated as defined in the Omnibus Plan under specified conditions as described in the Omnibus Plan.

Under the terms of the Company’s RSU award agreements, if a named executive officer terminates employment with the Company by reason of death or disability, or an involuntary termination event occurs that would otherwise qualify the named executive officer for severance pay and benefits under a Company approved severance plan or other arrangement, a pro-rated portion of the RSUs vest automatically based on the number of days the officer actually worked since the grant date (or in the case of an award which becomes vested in installments, since the date, if any, on which the last installment of such RSUs became vested). The amount subject to immediate vesting would be calculated by subtracting the number of RSUs already vested from a number equal to the product of (i) the number of RSUs awarded to the named executive officer multiplied by (ii) the ratio of (x) the number of days that such person was actively employed by the Company since the award was granted divided by (y) the number of days between the grant date and the last scheduled vesting date.

Under the terms of the Company’s PSU award agreements, if a named executive officer terminates employment with the Company prior to the end of the performance cycle, or after the end of the performance cycle but prior to the RSU conversion date, because of death, disability or an involuntary termination event as described above, the PSU award will convert to RSUs, based on the actual achievement of performance goals for the full performance cycle, pro-rated for the number of days the executive was actively employed since the PSU award date, divided by the number of days during the period beginning on the PSU award date and ending on the RSU vesting date, with vesting that is accelerated but deferred until the end of the applicable performance period. In the event that a change of control occurs prior to the end of the performance cycle and prior to the termination of the executive’s employment, the performance goals would be deemed to have been met at target, without pro-ration, and immediately convert to common shares that would be distributed within 90 days following the end of the performance cycle.

If a named executive officer ceases to be employed by the Company for any reason other than those discussed above, all unvested RSUs and PSUs as of the termination date are automatically forfeited.

Except as described above in connection with outstanding performance awards, in the event of a change-in-control, as defined below under “Change-in-Control Agreement with Mr. Aylward,” all unvested RSUs automatically vest; however, no automatic vesting would occur if the Committee reasonably determines in good faith prior to the change-in-control, that such awards would be honored or assumed or a new award would be substituted with substantially similar conditions to the current award and with provisions that allow for immediate vesting if the executive is involuntarily terminated for any reason including death, disability or not for cause, or is constructively terminated as defined in the Omnibus Plan under specified conditions as described in the Omnibus Plan.

Illustrations of Compensation and Benefits Upon Termination of Employment

The following table summarizes the value of the compensation and benefits that our named executive officers would have received under the Severance Plan if their employment had been involuntarily terminated (other than for cause) as of December 29, 2017, the last business day of the year.

	Payment and Benefits ($) for Involuntary Terminations
	George R. Aylward	Michael A. Angerthal	Barry M. Mandinach	Francis G. Waltman	W. Patrick Bradley
Severance
Base Salary Component	825,000	375,000	415,000	340,000	275,000
Annual Incentive Component (1)	5,250,000	1,673,000	1,452,500	1,101,000	517,500
Other Compensation
2017 Annual Incentive Earned	4,000,000	1,980,000	1,520,000	1,200,000	615,000
Acceleration of Equity Awards
Value of Accelerated Equity Awards (2)	1,632,482	290,137	224,693	290,137	104,481
Benefits
Health & Welfare (3)	6,934	17,504	—	18,093	18,093
Outplacement (4)	5,195	5,195	5,195	5,195	5,195
Total Severance, Other Compensation, Accelerated Equity Awards, and Benefits	11,719,611	4,340,835	3,617,388	2,954,425	1,535,270

(1)	As applicable, the amount in this row is equal to the NEO’s average earned and paid annual cash incentive for the prior two completed fiscal years (except that, for Mr. Aylward, this amount is equal to 1.5 times his average).

(2)	The value reported in this row is based on $115.05, the closing price of our common stock on December 29, 2017, the last trading day of our fiscal year, multiplied by the applicable number of unvested RSUs and PSUs held by the named executive officer on December 31, 2017 that would accelerate upon involuntary termination. PSUs granted in 2016 and 2017 with three-year performance periods ending on December 31, 2018 and December 31, 2019, respectively, are assumed to be at target level performance. The performance threshold was not achieved for PSUs granted in 2016 with a one-year performance period ending on December 31, 2016 related to the specific metric of relative growth in operating income, as adjusted, and therefore they have a value of $0 for each NEO. The performance for PSUs granted in 2017 with a one-year performance period ending on December 31, 2017 related to the specific metric of relative growth in operating income, as adjusted, was in the top quartile, and therefore have a value of 200% for each NEO. There are no unvested options to include in this calculation. If a change-in-control event had occurred on December 31, 2017, the values related to the acceleration of unvested RSUs and PSUs would have been equal to: $1,659,596 for Mr. Angerthal; $1,581,592 for Mr. Mandinach; $1,659,596 for Mr. Waltman; and $812,828 for Mr. Bradley. These numbers assume that all equity awards have automatically vested and that the Committee did not make the determination that such awards would not be accelerated.

See the discussion below under the heading “Change-in-Control Agreement with Mr. Aylward” for a description of the change-in-control terms for unvested equity awards held by Mr. Aylward.

(3)	The amount in this row reflects the estimated Company cost of continuing to subsidize specified health and welfare benefits for the named executive officers for 12 months, based on coverage elections in effect for 2017.

(4)	The amount in this row reflects the estimated Company cost of providing outplacement services for the named executive officers for six months.

Change-in-Control Agreement with Mr. Aylward

Under a Change-in-Control Agreement with our CEO, effective December 31, 2008, Mr. Aylward would be provided with separation benefits upon his termination of employment in connection with a “change-in- control” of the Company. The protections provided under the Change-in-Control Agreement can only be triggered by termination of employment either: (i) by the Company for reasons other than death, disability (as defined in the agreement) or “cause”; or (ii) by Mr. Aylward for “good reason,” but only if such termination occurs within the two years following, or is effectively connected with, the occurrence of a change-in-control. Mr. Aylward would not receive any incremental benefits by reason of his death, disability, termination by us for cause or his voluntary termination of employment, whether by retirement, resignation or otherwise, without good cause.

The Change-in-Control Agreement had an initial term of two years, but automatically renews for successive one-year terms unless either party provides written notice within 60 days prior to the scheduled expiration date to the other party that such party does not want the term of the agreement extended.

Under the Change-in-Control Agreement, following a change-in-control and for an additional 2.5 years after any termination event, regardless of whether Mr. Aylward voluntarily terminates his employment or is involuntarily terminated with or without cause or for good reason, he is subject to non-solicitation restrictions under to which he may not induce, encourage or solicit any customer, client, employee, officer, director, agent, broker, registered representative or independent contractor to either: (i) terminate their respective relationship or contracts with the Company or its affiliates; or (ii) not place business with the Company or its affiliates. In addition, following a termination event, Mr. Aylward would be required to continue to maintain the confidentiality of all confidential or proprietary information known to him concerning the Company and its affiliates and their business and would be required, upon request, to return materials containing such information.

Definitions

Under the Change-in-Control Agreement, the terms listed below are defined as follows:

“Change-in-Control” generally means the first occurrence of any of the following:

•	any person or group acquires 25% or more of the voting power of the Company’s securities;

•

within any 24-month period, the persons who presently make up our Board, or who become members of our Board with the approval of a majority of the persons who constituted our Board at the beginning of any such period, cease to be at least a majority of the Board of the Company or any successor to the Company;

•

the effective date of the consummation of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event those persons who were shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (i) in the case of a merger or consolidation, the surviving or resulting corporation or (ii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

•	the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

•	any other event occurs which the Board declares to be a change-in-control.

“Cause” generally means:

•	a conviction of (or plea of nolo contendere to) a felony;

•

an act of willful misconduct that has a material adverse impact on the Company or its affiliates (except that no act, or failure to act, on Mr. Aylward’s part would be deemed “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company); or

•

a failure in good faith to perform legal directives of the Board, which are consistent with the scope and nature of his employment duties and responsibilities if such failure is not remedied by him within 30 days after notice of such non-performance is given to him.

“Good Reason” generally means that, following a change-in-control of the Company, any of the following events has occurred without Mr. Aylward’s express written consent (if such occurrence is not remedied by the Company within 30 days upon receipt of written notice):

•	a material reduction in his title, position, duties or responsibilities as President and CEO;

•	relocation of his principal place of business outside of a 35-mile radius of the current location;

•	a material reduction in his base salary, total incentive compensation opportunity, or a reduction in the employee benefits provided him under the Company’s employee benefit plans; or

•	any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor.

Description of Separation Benefits

If following a change-in-control of the Company, Mr. Aylward was terminated without cause or he terminated his employment for good reason, he would generally be entitled to receive the following incremental benefits (which would be provided in lieu of, and not in addition to, any severance benefits payable to him under any other Company plan):

•

a lump-sum cash payment equal to 2.5 times the sum of his current base salary and his target under the annual cash incentive program maintained by the Company in the year in which his employment with the Company terminates;

•

continued participation in all of the employee and executive plans providing medical, dental, and long-term disability benefits in which he participated prior to the termination event for a period of 2.5 years;

•	full vesting of all outstanding stock option, RSU or other equity awards (with any such vested options remaining exercisable for the lesser of two years or the duration of their original terms);

•

an amount equal to the pro-rata portion of the annual incentive award earned for the year in which the termination occurs (or target incentive, if greater), and a pro-rata portion of long-term awards for each uncompleted performance period at target;

•

a lump sum payment equal to 2.5 years of additional contributions that would have been made to the Company’s 401(k) Plan and/or the Excess Plan (assuming that he was contributing to each such plan during such period at the rate in effect immediately prior to the termination event or change-in-control event, whichever is higher);

•	outplacement services for a period of one year; and

•

if any payment or benefit due and payable under the Change-in-Control Agreement were to trigger any excise tax imposed by Code Section 4999, the Company would make a “gross-up” payment to Mr. Aylward to cover any such excise tax liability as well as any income tax liability incurred as a result of the gross-up.

The following table summarizes the value of the compensation and benefits that Mr. Aylward would have received under the Change-in-Control Agreement if his employment had been terminated involuntarily (other than for cause) or if Mr. Aylward had terminated employment for good reason in connection with a change-in-control as of December 29, 2017, the last business day of the year.

Payments and Benefits ($) for Termination in Connection with a Change- in-Control
Severance
Base Salary Component	1,375,000
Annual Incentive Component	8,500,000
Other Compensation
Annual Incentive (1)	4,000,000
Acceleration of Unvested PSUs (2)	2,946,546
Acceleration of Unvested Time Vested RSUs (3)	3,914,346
Acceleration of Unvested Stock Options (4)	0
Incremental Qualified Company Match (5)	34,375
Tax Gross-Up (6)	0
Benefits
Health & Welfare (7)	19,035
Outplacement	9,895
Total Severance, Other Compensation, and Benefits	20,799,197

(1)	Reflects the 2017 actual award earned by Mr. Aylward under the Company’s AI for 2017.

(2)	The value reported in this row is based on $115.05, the closing price of our common stock on December 29, 2017, multiplied by the number of unvested PSUs held by Mr. Aylward on December 31, 2017.

(3)	The value reported in this row is based on $115.05, the closing price of our common stock on December 29, 2017, multiplied by the number of unvested RSUs held by Mr. Aylward on December 31, 2017.

(4)	As of December 31, 2017, Mr. Aylward held no unvested options.

(5)	Reflects the amount that the Company would have, pursuant to the applicable Company matching formula, contributed to the Company’s 401(k) Plan.

(6)	Reflects the value as of December 29, 2017. If any payment or benefit due and payable under the Change-in-Control Agreement causes any excise tax imposed by Code Section 4999 to become due and payable, the Company would pay Mr. Aylward a “gross-up” payment so that he is in the same after-tax position as he would have been had the excise tax not been payable. If, however, a limited reduction of severance payments would avoid the excise tax, then Mr. Aylward’s payment would be reduced in order to eliminate the need for a gross-up payment. The Company would reduce payments for this purpose only if the reduction would not exceed 10% of the amount of payments that could be received by Mr. Aylward without triggering the excise tax.

(7)	The amount in this row reflects the estimated Company cost of continuing to subsidize specified health and welfare benefits for 30 months.

2017 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2017 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The ratio of the annual total compensation of our CEO, calculated as described in our Summary Compensation Table, to the median of the annual total compensation of all employees for 2017 was 37 to 1. This ratio was based on the following:

•	The annual total compensation of our CEO, in accordance with SEC rules, included earlier in this proxy statement in the “Total” column for 2017 in the Summary Compensation Table, was $7,810,800; and

•	The median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules, was $210,839.

Impact of One-time Equity Award. Mr. Aylward received a special one-time performance award in 2017, with a grant date value of $1,000,000, in connection with the closing and integration of the RidgeWorth acquisition. Excluding this award, Mr. Aylward’s total annual compensation was $6,810,800 and the respective pay ratio was 32 to 1.

Methodology for Determining Our Median Employee. The median employee must be identified based on our entire workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). The median employee is determined by identifying the employee whose compensation is at the middle of the compensation of our employee population (other than our CEO). Accordingly, to identify the median of the compensation of our employee population, the methodology and the material assumptions and estimates that we used were as follows:

Employee Population

•	We determined that, as of December 31, 2017, the date we selected to identify the median employee, our employee population consisted of approximately 550 individuals working for the Company.

Compensation Measure Used to Identify the Median Employee

•

For purposes of measuring the compensation of our employees to identify the median employee, we used the annual total compensation value in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as of December 31, 2017 as the compensation measure (including base salary, short- and long-term incentives, retirement plan contributions, and perquisites).

-	We annualized any new hires in 2017 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.

-	We did not make any cost-of-living adjustments in identifying the median employee.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Paid in 2017

We pay non-executive directors an annual retainer for their service on the board, along with additional retainers reflecting committee service.

The compensation package:

•	Reflects the expertise and counsel that each director contributes and their commitment to the board;

•	Aligns the interests of directors with those of our shareholders; and

•	Is competitive with the market.

Current Director Retainers

The non-executive Chairman of the Board receives an annual retainer of $280,000. Other non-executive directors receive an annual retainer of $180,000. Non-employee directors also receive the following retainers for service on committees:

Committees	Chair Retainer ($)	Member Retainer ($)
Audit	25,000	15,000
Compensation	20,000	10,000
Corporate Governance	12,500	7,500
Risk and Finance	12,500	7,500

Retainers are paid 50% in cash and 50% in equity, to align with competitive market practices and assist the directors in acquiring ownership of Virtus shares. The cash portion is paid quarterly in advance. The equity portion is granted in Common Stock on the date of Virtus’s annual meeting.

The CEO does not receive director compensation because he is compensated in his role as CEO.

Annual Competitive Review

The Compensation Committee annually reviews the compensation of the non-employee directors and recommends any changes to the full Board for approval. In 2017, the Compensation Committee engaged its independent compensation consultant, Mercer, to compare our director compensation practices and levels with companies we compete with for director talent. Mercer assessed practices disclosed by 2017 director compensation peer group companies. The peer group generally includes publicly-listed asset management companies of comparable size as measured by assets under management. The peer group is the same list of companies used for NEO pay comparison purposes, and includes:

Artisan Partners Asset Management	Janus Henderson
BrightSphere Investment Group	Manning & Napier
Cohen & Steers	Pzena Investment Management
Eaton Vance	Waddell & Reed Financial
GAMCO Investors	WisdomTree Investments

Also, Mercer provided the Compensation Committee with a summary of the practices of other public company asset managers for reference. The Compensation Committee reviewed competitive director compensation levels as summarized by Mercer, including retainers, meeting fees, equity awards and cumulative expense. It then increased the non-executive director annual retainer by $10,000 to better position the overall pay provided by the

Virtus director compensation program relative to competitive median. The $10,000 increase also applied to the non-executive Chairman of the Board. This change was effective October 1, 2017, with the pro-rata portion for 2017 services paid fully in cash.

Non-Employee Director Share Ownership Guidelines

Non-employee directors are subject to share ownership guidelines to reinforce the alignment of directors’ interests with shareholders’ interests and to reflect competitive practices, as noted in the Mercer review. Each director must meet share ownership guidelines in the amount of four times the annual cash retainer paid to the director. There is no set time period for directors to meet the ownership level but each director is expected to retain the entire portion of his or her annual retainer that is paid in stock, less shares sold to pay associated tax obligations, to meet the guidelines. All non-employee directors subject to the guidelines are currently in compliance.

Director Compensation Table

The table below shows the value of all compensation paid to non-employee directors in 2017.

Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (2)	Option Awards ($) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James R. Baio	100,000	97,478	—	—	—	—	197,478
Susan S. Fleming	97,500	94,989	—	—	—	—	192,489
Timothy A. Holt	97,500	94,989	—	—	—	—	192,489
Sheila Hooda	98,750	96,234	—	—	—	—	194,984
Melody L. Jones	105,000	102,456	—	—	—	—	207,456
Mark C. Treanor	146,250	143,728	—	—	—	—	289,978
Stephen T. Zarrilli	103,750	101,211	—	—	—	—	204,961

(1)	Each then serving director receiving compensation received a payment in October 2017 representing the pro-rata portion of the cash component of the increase in director compensation as discussed above for the period October 1, 2017 through December 31, 2017.

(2)	Each then serving director receiving compensation was awarded shares of Common Stock on May 19, 2017. The full grant date fair value of each such award computed in accordance with FASB ASC Topic 718 is reflected in the table above. Additional information concerning the Company’s accounting for its equity awards is included in Note 14 of the Notes to Consolidated Financial Statements in our 2017 Form 10-K.

OTHER MATTERS

As of the date of this Proxy Statement, all matters we know of to be presented at the Annual Meeting are described in this Proxy Statement. Should other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in their discretion.

ADDITIONAL INFORMATION

Shareholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including accompanying financial statements and schedules, without charge, by visiting the Company’s website at www.virtus.com or by writing to Investor Relations, at the Company’s principal executive offices: Virtus Investment Partners, Inc., 100 Pearl Street, Hartford, CT 06103. Upon written request to the Company, at the address of the Company’s principal executive offices, the exhibits set forth on the exhibit index of the Company’s Annual Report on Form 10-K will be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, May 15, 2018. The Proxy Statement and the Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for you to review online at http://www.proxyvote.com. To view these materials please have your control number available that appears on your Notice of Internet Availability of Proxy Materials or proxy card.

Appendix A

Non-GAAP Information and Reconciliations

(Dollars in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this Proxy Statement differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Twelve Months Ended
	12/31/2017	12/31/2016	% Change
Total revenues, GAAP	$425,607	$322,554	32%
Distribution and other asset-based expenses (1)	(71,987)	(69,049)	4%
Consolidated investment products revenues (2)	3,324	702	374%

Total revenues, as adjusted	$356,944	$254,207	40%

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Twelve Months Ended
	12/31/2017	12/31/2016	% Change
Total operating expenses, GAAP	$367,572	$271,740	35%
Distribution and other asset-based expenses (1)	(71,987)	(69,049)	4%
Consolidated investment products expenses (2)	(8,531)	(6,953)	23%
Amortization of intangible assets (3)	(12,173)	(2,461)	395%
Restructuring and severance (4)	(392)	(4,270)	(91%)
Acquisition and integration expenses (5)	(26,254)	(3,347)	N/M
Other (6)	(1,705)	(1,828)	(7%)

Total operating expenses, as adjusted	$246,530	$183,832	34%

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Twelve Months Ended
	12/31/2017	12/31/2016	% Change
Operating income (loss), GAAP	$58,035	$50,814	14%
Consolidated investment products operating income (2)	11,855	7,655	55%
Amortization of intangible assets (3)	12,173	2,461	N/M
Restructuring and severance (4)	392	4,270	(91%)
Acquisition and integration expenses (5)	26,254	3,347	N/M
Other (6)	1,705	1,828	(7%)

Operating income (loss), as adjusted	$110,414	$70,375	57%

Operating margin, GAAP	13.6%	15.8%
Operating margin, as adjusted	30.9%	27.7%

Reconciliation of Net Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common Stockholders, as Adjusted:

	Twelve Months Ended
	12/31/2017	12/31/2016	% Change
Net income (loss) attributable to common stockholders, GAAP	$28,676	$48,502	(41%)
Amortization of intangible assets, net of tax (3)	7,471	1,526	390%
Restructuring and severance, net of tax (4)	242	2,647	(91%)
Acquisition and integration expenses, net of tax (5)	17,629	2,087	N/M
Seed capital and CLO investments, net of tax (7)	(13,165)	(11,589)	14%
Other, net of tax (6)	22,528	1,135	N/M

Net income (loss) attributable to common stockholders, as adjusted	$63,381	$44,308	43%

Weighted Average Shares Outstanding – Diluted	7,247	7,822	(7%)
Preferred StockA	897	—	N/M

Weighted Average Shares Outstanding – Diluted, as adjusted	8,144	7,822	4%

Earnings (Loss) Per Share – Diluted, GAAP	$3.96	$6.20	(36%)
Earnings (Loss) Per Share – Diluted, as adjusted	$7.78	$5.66	37%

A

Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price, subject to a conversion price range of $110 to $132 per share, resulting in a conversion ratio range of 0.9091 to 0.7576

Notes to Reconciliations:

1.	Distribution and other asset-based expenses – Primarily payments to third-party distribution partners and third-party service providers for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.	Consolidated investment products – Revenues and expenses generated by operating activities of majority-owned mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.	Amortization of intangible assets – Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.	Restructuring and severance – Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods.

5.	Acquisition and integration expenses – Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown in the table below:

	Twelve Months Ended
	12/31/2017	12/31/2016
Acquisition and Integration Expenses
Employment expenses	$6,343	$—
Restructuring and severance	10,188	—
Other operating expenses	9,723	3,347

Total Acquisition and Integration Expenses	$26,254	$3,347

6.	Other – Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown in the table below:

	Twelve Months Ended
	12/31/2017	12/31/2016
Other
System transition expenses	$1,705	$1,828
Tax impact of Tax Cuts and Job Act	13,059	—
Tax impact of system transition expenses	(655)	(693)
Discrete tax adjustment	83	—
Total tax related items	12,487	(693)
Preferred stockholder dividends	8,336	—

Total Other	$22,528	$1,135

7.	Seed capital and CLO investments earnings (loss) – Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations attributable to stockholders. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Appendix B

Additional Information Regarding Investment Performance Ratings

Virtus Funds rated by Morningstar as of 12/31/17:

Description	Overall	3 yr.	5 yr.	10 yr.
Number of 3/4/5 Star Funds	51	47	44	37
Percentage of Assets	96%	92%	89%	96%
Number of 4/ 5 Star Funds	29	26	19	26
Percentage of Assets	81%	51%	44%	88%
Total Funds	64	64	61	49

Data quoted represents past performance. Past performance does not guarantee future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Morningstar Ratings as of 12/31/17:

The Morningstar RatingTM for funds, or “star rating,” is calculated for managed products (including mutual funds, variable annuity and variable life subaccounts, exchange-traded funds, closed-end funds, and separate accounts) with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. The weights are: 100% three-year rating for 36-59 months of total returns, 60% five-year rating/40% three-year rating for 60-119 months of total returns, and 50% 10-year rating/30% five-year rating/20% three-year rating for 120 or more months of total returns. While the 10-year overall star rating formula seems to give the most weight to the 10-year period, the most recent three-year period actually has the greatest impact because it is included in all three rating periods. Ratings do not take into account the effects of sales charges and loads.

© 2017 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

Lipper Rankings as of 12/31/17:

Lipper performance on an asset weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Lipper rankings. The total AUM of each quartile’s bucket is then divided by complex wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. Funds not ranked by Lipper are not included in the analysis. If sales loads were reflected, the rankings shown would be lower. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

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Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member FINRA and subsidiary of Virtus Investment Partners, Inc.

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Appendix C

Peer Companies Utilized for Comparative Financial Results

Affiliated Managers Group, Inc., AllianceBernstein Holding L.P., Artisan Partners Asset Management Inc., Cohen & Steers, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., GAMCO Investors, Inc., Invesco Ltd., Legg Mason, Inc., Manning & Napier, Inc., BrightSphere Investment Group (formerly OM Asset Management plc), T. Rowe Price Group, Inc., and Waddell & Reed Financial, Inc.

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VIRTUS INVESTMENT PARTNERS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or from a smartphone, scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E44916-P04095-Z71925 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIRTUS INVESTMENT PARTNERS, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:		For	Withhold

1a.	Timothy A. Holt	☐	☐

1b.	Melody L. Jones	☐	☐

1c.	Stephen T. Zarrilli	☐	☐

						For	Against	Abstain

2. To ratify the audit committee’s appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2018.						☐	☐	☐

3. To approve, in a non-binding vote, named executive officer compensation.						☐	☐	☐

NOTE: We may also act upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. This section must be completed for your vote to be counted.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting

to Be Held on May 15, 2018:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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E44917-P04095-Z71925

Proxy — Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc.

100 Pearl Street

Hartford, Connecticut 06103

This Proxy is solicited on behalf of the Board of Directors of Virtus Investment Partners, Inc.

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Michael A. Angerthal and Mark S. Flynn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote all the shares of Virtus Investment Partners Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2018 Annual Meeting of Shareholders of the Company to be held Tuesday, May 15, 2018 at 10:30 a.m. Eastern Daylight Time at the offices of Virtus Investment Partners, Inc., 100 Pearl Street, 2nd Floor, Hartford, Connecticut, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted as specified herein. If no specification is made, this proxy will be voted FOR the election of each of the nominees for director listed under Proposal 1 and FOR Proposals 2 and 3. If any other matters are voted on at the meeting, this proxy will be voted by the proxy holders on such matters in their sole discretion.

As described in the Proxy Statement, if you are a participant in the Virtus Investment Partners, Inc. Savings and Investment Plan (the “401(k) Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Fidelity Management Trust Company, the trustee of the 401(k) Plan. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Voting instructions for shares in the 401(k) Plan must be received by the trustee by no later than 11:59 p.m. Eastern Daylight Time on Thursday, May 10, 2018.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side.)